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AMENDED AND RESTATED MASTER SERVICES AGREEMENT

Whereas Qwest Corporation (“Client”) and Synacor, Inc. (“Synacor”) entered into that certain Master Services Agreement (the “Original Agreement”) dated effective July 1, 2010 (the “Original Effective Date”) whereby Synacor provided, among other things, email and web portal services to Client’s residential customers; and

Whereas Embarq Management Company (d/b/a CenturyLink) (“CenturyLink”) and Synacor entered into that certain Master Services Agreement dated as November 27, 2006 (as it has been amended from time to time, the “CenturyLink Agreement”) whereby Synacor provided email and web portal services to CenturyLink’s residential and small business customers; and

Whereas Client was acquired by an affiliate of CenturyLink effective April 1, 2011; and

Whereas Synacor desires to consolidate its relationship with Client and Client’s Affiliates (as defined herein), including CenturyLink, under the terms of this Agreement.

Now, therefore, Client and Synacor hereby agree as follows:

1. PARTIES and EFFECTIVE DATE

1.1 Parties.

Synacor, Inc.		Qwest Corporation on behalf of itself and as agent for its Affiliates
Attention:	[*]	Attention:	[*]
Address:	40 La Riviere Drive, Suite 300	Address:	930 15th St.
	Buffalo, New York 14202		Denver, Colorado 80202
Telephone:	[*]	Telephone:	[*]
Fax:	716-332-0081	Fax:	[*]

Copy of Notices to:
Synacor		Qwest Corporation
Attention:	General Counsel	Attention:	Senior Corporate Counsel
Strategic Transactions
Address:	40 La Riviere Drive, Suite 300	Address:	1801 California Street, 10th Floor
	Buffalo, New York 14202		Denver, CO 80202
Telephone:	[*]	Telephone:	[*]
Fax:	716-332-0081	Fax:	[*]

1.2 Effective Date. January 1, 2012.

2. SYNACOR SERVICES AND RESPONSIBILITIES

2.1 Services.

(a) Services and Users. Subject to the terms and conditions of this Master Services Agreement (the “Master Agreement”), as may be amended pursuant to the provisions of Section 13 hereof, Synacor shall provide the services described in this Agreement (collectively, the “Services”) in accordance with the terms and conditions set forth herein and those set forth in the Schedules attached hereto and incorporated herein, and any other addenda, schedules, and exhibits as may subsequently be agreed to and signed by each of the parties hereto and attached to this Master Agreement from time to time (collectively, the “Supplements” and, together with the Master Agreement, the “Agreement”). Synacor may provide the Services directly to Client, or indirectly using contractors or other third party vendors or service providers, provided that in any event, Synacor shall remain primarily responsible for the delivery of the Services to Client in accordance with this Agreement. Each party shall provide the other with reasonable cooperation, assistance, information and access as may be lawful and necessary to initiate and thereafter provide Client’s and its registered users’ use of the Services (such as, for example, developing any content, user interfaces or appearance specific to the Services contracted for by Client). Residential mass market consumer and

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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small business customers of Client and its Affiliates who have entered into a subscription agreement with Client or any of its Affiliates for Client’s (or its Affiliates’) high speed Internet access service in the Service Area (“HSI Subscribers”), as well as, at Client’s election and in Client’s sole discretion, Client’s (and its Affiliates’) other customers and other public users (“Guests” and together with HSI Subscribers, “Users”), will have access to the Client Branded Portal. The term “Users” shall also include Employee Users as set forth in § 5.d of Schedule A. The parties agree that Synacor shall provide to Client the Client Branded Portal through which Users will access content and/or services, except as otherwise set forth herein. Synacor shall provide the Services in a manner designed to minimize errors and interruptions. Notwithstanding the foregoing, the Services may be temporarily unavailable for scheduled maintenance or for unscheduled emergency repairs, by Synacor or by third-party providers, or because of other causes beyond Synacor’s reasonable control; Synacor shall notify Client in all such events in accordance with Schedule F. “Affiliate” means any corporation or other legal entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such corporation or other legal entity as determined by the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, management agreement or otherwise.

(b) Consolidation of Legacy Residential Portals. It is the parties intention that the residential portal created for Client pursuant to the Original Agreement and the residential portal created by Synacor for CenturyLink under the CenturyLink Agreement will be combined (“Residential Portal Consolidation”). It will be mutually agreed by the parties what, if any, fee is due for such consolidation once further information is known about the scope and timing thereof. Until the parties agree upon the method and timeline for the Residential Portal Consolidation, Synacor shall provide both such portals under the terms of this Agreement.

(c) Migration of Legacy CenturyLink Email Service. The parties agree that Synacor will, at Client’s discretion and direction, assist and cooperate with Client to migrate the hosting of Users’ email boxes previously created by Synacor (through its or its third party hosting facilities) under the CenturyLink Agreement over to be hosted by Client (or its Affiliate). It will be mutually agreed by the parties what, if any, fee is due for such migration once further information is known about the scope and timing of such migration. Until Client directs Synacor to destroy such legacy email boxes because they have been replaced by email boxes hosted by Client (or its Affiliates) all such legacy email boxes (also referred to herein as Activated Email Boxes) created under the CenturyLink Agreement shall, for the Email Fee set forth in Schedule A, be maintained by Synacor hereunder. If Client directs Synacor to maintain Activated Email Boxes after the migration to Client’s data center, Client shall continue to pay the Email Fee set forth in Schedule A until Client authorizes Synacor to terminate such Activated Email Boxes and any data related thereto.

(d) Business Portal. The parties further agree that unless and until Client terminates the requirement of Synacor to provide the Business Portal (and associated Users) pursuant to Section 2.b. of Schedule A, Synacor shall continue to provide the Business Portal originally created for CenturyLink under the CenturyLink Agreement, pursuant to the terms of this Agreement. In the event Client terminates the requirement of Synacor to provide the Business Portal, Synacor shall assist and cooperate with Client to migrate such Users of the Business Portal. The parties will mutually agree upon a fee, if any, due for such assistance and cooperation.

2.2 Additional Services. Synacor shall deliver to Client the development services described in Schedule H hereto [*]. Upon mutual agreement of the parties, Client may engage Synacor to provide additional development services or other professional services (“Additional Services”). Such Additional Services shall be provided pursuant to a separately executed Professional Services Addendum and shall be provided as part of the Services. From time to time, Synacor may offer other services to Client that are beyond the scope of this Agreement. All such other services shall be provided upon terms and conditions as the parties may mutually establish in writing. Each professional services addendum shall specify whether any resulting deliverable or service is owned by Synacor or will be considered a work made for hire and owned by Client. In the event the professional services addendum is silent as to the ownership of the deliverables or service, the parties agree that such deliverables or service will be owned by Synacor.

2.3 Technical Support. Synacor will operate the Services at the levels of performance and provide Client with technical support services in accordance with standard industry practices, each as described in Schedule F - Service Level Agreement attached hereto, provided however, that Client’s remedies for Synacor’s failure to meet the service level agreement in Schedule F shall be those remedies specifically set forth in such Schedule.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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2.4 Limitations. Synacor will not be responsible for, nor liable hereunder in connection with, any failure in the Services due to or resulting from: (a) any Client Materials (as defined in Section 3.2) or other content provided by Client or any of its agents; (b) Client’s willful or negligent acts or omissions (provided that Client has an affirmative and clearly stated obligation to act, and notice thereof, or reasonably should have known that it had an obligation to act); (c) failures of Client-operated or -controlled telecommunications services or equipment, the Internet, or any telecommunications services or equipment not owned or operated by Synacor, its agents or vendors; (d) scheduled maintenance (provided that Client is given adequate notice in accordance with Schedule F); or (e) unauthorized access, breach of firewalls or other hacking by third parties of Synacor’s systems (provided that Synacor has used measures in accordance with prevailing industry standards and practices to prevent the same). Synacor shall use industry standard practices to insure that the Services are free from any viruses, worms, or other code that could damage, interrupt or interfere with any software, content, data or hardware, and Synacor shall follow industry standard practices with respect to the retention of all User data (including e-mail and searches).

2.5 Data. As between Synacor and Client, Client shall own all User names, login IDs, passwords and other User registration information provided by Client or Users in connection with the Services (“Account Information”). Unless otherwise agreed to by Client in advance and in writing, Synacor shall not disclose to third parties or use any Account Information except as reasonably necessary to perform its obligations under this Agreement or to comply with any legal or regulatory requirement, and, except if otherwise agreed, Synacor shall not interpret, store or replay any User passwords collected for authenticating the User against Client’s (or its Affiliates’) lightweight directory access protocol (“LDAP”). To avoid uncertainty, Client acknowledges and agrees that Synacor may disclose aggregate measures (not personally identifiable) of multiple Synacor clients’ (as opposed to Client specific measures) Users and Service usage and performance derived from Account Information to Synacor Providers, Synacor investors and other Synacor clients or potential clients for the purposes of permitting such persons to evaluate potential business relationships with Synacor, to maintain and/or improve the Services, or to develop relationships with or obtain investments from investors. Synacor will only use information gathered in the Service installation and User registration process for User validation and authentication or as otherwise set forth above; Synacor will not use any information gathered in such installation and registration processes to target advertising to Users, and to the extent Synacor gathers any “year of birth” information during these processes, such options will not include any years associated with anyone under age 13. To the extent Synacor gathers information during these processes that could be or will be used to target content, Synacor will disclose that fact to the User at the time and in close proximity to the place at which the information is gathered, and Users will be presented with the ability to decline providing this information by clicking a ‘No Thanks’ (or similar) button.

3. CLIENT RESPONSIBILITIES

3.1 Client Support; Synacor Status. Client acknowledges that the continuing performance of certain Services may depend on Client’s provision of cooperation, assistance, information and access to Synacor, all as specifically outlined in this Agreement or reasonably anticipated by this Agreement. If Client fails to timely provide any of the foregoing, then Synacor will not be liable for any corresponding delay in its performance (but Synacor may be liable for delays that are not corresponding). The parties’ Contacts (designated in Section 1.1) are responsible for facilitating communication between Synacor and Client regarding all technical and business matters, except as provided in Schedules F and I.

3.2 Materials, Equipment and Hosting. Client will provide (on its own behalf, or on behalf of its sponsors or advertisers) certain materials, domain names, Client Sourced Content (as such term is defined in Schedule E attached hereto) and other information (collectively, “Client Materials”) to Synacor as identified herein and/or as reasonably necessary to perform the Services. Except with respect to Activated Email boxes and the Residential Portal or Business Portal created under the CenturyLink Agreement hosted in Synacor’s data center, Client shall obtain, operate and maintain in good working order all equipment and ancillary services operated by Client or Client’s agents needed for Users to connect to, access or otherwise use the Services via the Internet, including agreed-upon equipment (“Equipment”), hosting space, power, network and communications services, all as more specifically identified in Schedule I hereto, incorporated herein by reference. The parties shall each comply with their respective obligations and responsibilities set forth in Schedule I as material obligations under this Agreement. Client shall ensure that all Equipment is compatible with the Services (and, to the extent applicable, any software interface) and complies with all configurations and specifications recommended by Synacor and agreed to by Client, which agreement shall not be unreasonably withheld. Client will, however, procure all Equipment reasonably recommended by Synacor (or approved by Synacor if different from recommendation) when and as necessary for the maintenance of the Service. Either party may propose changes to the Equipment from time to time as it believes

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prudent and reasonable to improve efficiencies, and the parties will discuss and mutually agree upon whether such change(s) will be implemented. Client shall maintain the integrity and security of its Equipment (physical, electronic and otherwise), account passwords, Client Materials and other data as more specifically identified in Schedule I and this Agreement.

3.3 Marketing. Client shall have sole responsibility for and editorial control over marketing materials related to the Services to Users and prospective Users. The foregoing does not extend to day–to-day publishing of the Client Branded Portal.

4. LICENSE; INTELLECTUAL PROPERTY.

4.1 License Grant. Client hereby grants to Synacor a nonexclusive, worldwide and royalty-free right and license to use, reproduce, modify, distribute, perform and display the Client Materials and the Client Marks (as such term is defined below) provided to Synacor hereunder solely in connection with the Services and in a form solely as approved by Client (such approval not to be unreasonably withheld or delayed).

4.2 Ownership. Except for the limited rights and licenses expressly granted herein, Synacor shall retain all right, title and interest in and to: (i) the Synacor Sourced Content (as such term is defined in Schedule E hereto); (ii) Synacor’s existing and subsequently-developed, legally valid and protectable logos, trademarks, service marks, and domain names (collectively, the “Synacor Marks”); (iii) the tools, templates, frameworks or other software owned or licensed by Synacor and used to provide the Services (collectively, the “Software”); (iv) all other materials (excluding any Client hardware, software or intellectual property of any kind), information, ideas, inventions, know-how, methods, processes, templates, tools, works of authorship, trade secrets and technologies that are owned or licensed by Synacor and that may be used in the performance of the Services; and (v) all intellectual property rights or other proprietary rights in and to any of the foregoing (all of the foregoing being referred to as “Synacor Property”). Client shall not use Synacor Property in contravention of this Agreement. All Software, hardware and other technology used to provide the Services will be installed, accessed and maintained only by or for Synacor and no other license therein is granted to Client. Except for the limited rights and licenses expressly granted herein, Client shall retain all right, title and interest in and to the Client Materials, Client Marks and Client equipment, including any intellectual property rights or other proprietary rights therein and thereto.

4.3 Escrow. Throughout the Term of this Agreement, Synacor shall, [*] deposit the Synacor-owned software, in source code form, that underlies the Residential Portal created for Qwest under the Original Agreement and related documentation (the “Escrow Materials”) in an escrow account with an escrow company pursuant to an industry standard escrow agreement. Additionally, Synacor shall within a reasonable time after the Effective Date, [*] deposit (and maintain in escrow throughout the Term until the earlier of the following: a) with respect to the Business Portal software, the date that the Business Portal is terminated by Qwest in accordance with this Agreement; and b) with respect to the software underlying the Residential Portal created under the CenturyLink Agreement, the date the Residential Consolidation is completed in accordance with this Agreement) the Synacor-owned software, in source code form, that underlies the Business Portal and the Residential Portal created for CenturyLink under the CenturyLink Agreement into the same escrow account, and such source code and associated documentation shall also be considered Escrow Materials. The Escrow Materials will be released to Client by the escrow company in the event that Synacor fails to function as a going concern or operate in the ordinary course, or Synacor is subject to voluntary or involuntary bankruptcy. Upon a release of the Escrow Materials, Client shall have a non-exclusive, non-transferable right to use the Escrow Materials solely for the purpose of continuing to provide the Service to Users for the remainder of the then-current Term of the Agreement or until Client transitions to an alternative provider of similar services.

4.4 Synacor Marks.

(a) Synacor hereby provides a limited, non-transferable, non-exclusive license for the Term and any agreed extensions thereof to Client to use the Synacor Marks only to the extent necessary for the provision and/or advertising of Services under this Agreement and subject to the terms and conditions of this Agreement. All uses of the Synacor Marks must first be approved by Synacor and must be in accordance with Synacor’s guidelines, which may be amended from time to time. Synacor shall at all times remain the sole owner of the Synacor Marks, and all goodwill associated therewith, and Client’s use of the Synacor Marks shall inure to the benefit of Synacor.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(b) Except as provided herein, this Agreement does not grant either party any right, title, interest, or license in or to any of the other party’s names, logos, trade dress, designs, trademarks or other indication of origin.

4.5 Restrictions Related to Synacor IP. Except as specifically permitted in this Agreement, Client shall not, directly or indirectly: (a) use any of Synacor’s Proprietary Information (as such term is defined in Section 5.1) to create any software that is similar to any of the Software used under this Agreement or to provide any service which is similar to any of the Services; (b) decompile, disassemble, reverse engineer or use any similar means to attempt to discover the source code of the Software or the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Software or Services; (c) encumber, transfer, rent, lease, or time-share the Software or Services (except with any Affiliate of Client, subject to Synacor’s prior written consent) , or use them in any service bureau arrangement or otherwise for the benefit of any third party; (d) access, copy, distribute, manufacture, adapt, create derivative works of or otherwise modify any Software; (e) remove any proprietary notices; or (f) permit any third party to engage in any of the acts proscribed in clauses (a) through (e) above. Nothing herein shall prohibit Client from performing or procuring similar services from another provider during Wind-Down or after termination or expiration of this Agreement, provided that Client does not use or share any Synacor intellectual property or other Proprietary Information with any third party who is not an Affiliate in connection therewith, except to the extent necessary to effect such transition, and then only after discussing with Synacor the information to be shared and the identity of the recipient(s) and after receiving approval from Synacor (which approval shall not be unreasonably withheld) and a written commitment from the third party to keep such information strictly confidential and to use it only for the purposes of the transition.

4.6 Client Marks. Client hereby provides a limited, non-transferable, non-exclusive license for the Term and any agreed extensions thereof to Synacor to use Client’s and Client’s affiliates existing and subsequently-developed, legally valid and protectable logos, trademarks, service marks, and domain names identified to Synacor by Client (collectively, the “Client Marks”) only to the extent necessary for the provision of Services under this Agreement and subject to the terms and conditions of this Agreement. All uses of the Client Marks must first be approved by Client and must be in accordance with Client’s guidelines, which may be amended from time to time. Client shall, as between Client and Synacor, at all times remain the sole owner of the Client Marks, and all goodwill associated therewith, and Synacor’s use of the Client Marks shall inure to the benefit of Client.

4.7 Restrictions Related to Client IP. Except as specifically permitted in this Agreement, Synacor shall not, directly or indirectly: (a) use any of Client’s Proprietary Information (as such term is defined in Section 5.1) to create any software that is similar to any of the Client Materials used under this Agreement or to provide any service which is similar to any of the Client Materials; (b) decompile, disassemble, reverse engineer or use any similar means to attempt to discover the source code of the Client Materials or the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Client Materials; (c) encumber, transfer, rent, lease, or time-share the Client Materials (except with other entities which are controlled by, under common control with or controlling Synacor, subject to Client’s prior written consent), or use them in any service bureau arrangement or otherwise for the benefit of any third party; (d) access, copy, distribute, manufacture, adapt, create derivative works of or otherwise modify any Client Materials; (e) remove any proprietary notices; or (f) permit any third party to engage in any of the acts proscribed in clauses (a) through (e) above.

5. CONFIDENTIALITY.

5.1 Proprietary Information. Each party (the “Receiving Party”) understands that the other party and its Affiliates (the “Disclosing Party”) or their representatives has disclosed or may disclose information relating to the finances, business, marketing plans, clients (including Users), operations, technology or software of the Disclosing Party. “Proprietary Information” means any of the foregoing information (including all originals, copies, notes, analyses, digests and summaries) which is either (a) disclosed in writing and marked as confidential at the time of disclosure or (b) disclosed in any manner such that a reasonable person would understand the nature and confidentiality of the information. The parties may also receive confidential or non-public information directly from Users (“User Information”) in performance of this Agreement, which information will likely not be marked confidential but should nevertheless be treated confidentially and not used or shared without consent of the User. Proprietary Information and User Information shall not include any information that the Receiving Party can demonstrate by its written records (i) is or becomes generally available to the public without breach of this Agreement, (ii) was in its possession or known by it prior to receipt from the Disclosing Party (or, in the case of User Information, from a User), (iii) was rightfully disclosed to it by a third party not under an obligation of confidentiality, or (iv) with respect to Proprietary Information, was independently developed without reference to or use of any Proprietary Information of the Disclosing Party.

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5.2 Non-Disclosure. The Receiving Party shall keep all Proprietary Information and User Information strictly confidential and shall not disclose such Proprietary Information or User Information to any third party except to its directors, officers, employees, independent contractors and subcontractors who have a need to know such information and who are bound by similar obligations of confidentiality. The Receiving Party shall not use the Proprietary Information of the Disclosing Party or User Information except to the extent necessary to perform its obligations under this Agreement. The Receiving Party shall use a commercially reasonable degree of care to protect the Proprietary Information and User Information. Each party shall bear the responsibility for any breach of confidentiality by its employees and contractors. Each party may disclose the general nature, but not the specific terms, of this Agreement without the prior consent of the other party, except that either party may provide a copy of this Agreement or otherwise disclose its terms in response to any legal or regulatory requirement, financing transaction or due diligence inquiry, provided that, if permitted by law, such party notifies the other of its intent to do so.

5.3 Required Disclosure. Nothing herein shall prevent a Receiving Party from disclosing the Disclosing Party’s Proprietary Information or User Information as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law or by court order; provided that, prior to any disclosure of Disclosing Party’s Proprietary Information, the Receiving Party shall: (a) promptly notify the Disclosing Party in writing of such requirement to disclose; (b) cooperate fully with the Disclosing Party (at the Disclosing Party’s expense) in protecting against any such disclosure or obtaining a protective order; (c) disclose only that portion of Proprietary Information that Receiving Party is advised in writing by counsel it is required to disclose; and (d) the Receiving Party uses reasonable efforts to obtain safeguards that confidential treatment reasonably acceptable to the Disclosing Party will be accorded to such Proprietary Information.

5.4 Return/Deletion of Proprietary Information, User Information. All Proprietary Information shall remain the property of the Disclosing Party and the original and all copies thereof, on whatever physical, electronic or other media such Information may be stored, shall be returned or destroyed (at the Disclosing Party’s option) within 10 business days of the Disclosing Party’s request or the termination or expiration of this Agreement. At Client’s request, Synacor shall remove or delete, and certify such removal or deletion of, all User Information from any hardware or software owned or under the control of Synacor or its agents, but excluding any hardware or software owned or operated by Client and Client’s hosting facility (such as, for example, Client’s e-mail storage and account hardware).

5.5 Relief. Each party agrees that any breach of the obligations in this Section 5 regarding the Disclosing Party’s Proprietary Information will cause irreparable harm to the Disclosing Party for which money damages will not be an adequate remedy. Therefore, the Disclosing Party shall, in addition to any other legal or equitable remedies, be entitled to seek an injunction or similar equitable relief against such breach or threatened breach of this Section 5 regarding such Disclosing Party’s Proprietary Information without the necessity of posting any bond.

5.6 Client’s Supplier Privacy Requirements. None of the foregoing in this Section 5 withstanding, Synacor shall comply with the version of Client’s Information and Security Requirements and Privacy Requirements applicable to its suppliers in effect as of the Effective Date, found at http://www.centurylink.com/Pages/AboutUs/CompanyInformation/DoingBusiness/ which are incorporated herein by this reference, as if Synacor was “Supplier” as that term is used in such Requirements. To the extent there is any conflict between the terms of this Agreement and such Requirements, the Requirements shall prevail, provided however, that Synacor shall not be required to perform credit checks as part of its screening procedure. If, during the Term, Client makes any material changes to the Supplier Privacy Requirements, Client shall notify Synacor of those changes and such changes shall be binding on Synacor unless, within 30 days of such notification, Synacor informs Client of its election, in its reasonable discretion, to remain bound by the original language.

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5.7 Responses to Criminal and Civil Demands/Process. If Client is served with a criminal or civil subpoena, investigative demand, request for the production of documents or things or any other similar process (inclusive of requests under the Foreign Intelligence Surveillance Act, as amended), regarding or related to the Services, and the information being requested is in the possession of Synacor or its agent or vendor, Client shall inform Synacor’s Security Department thereof as soon as practical under the circumstances and shall direct Synacor as to how and when to respond to such request, and Synacor shall comply with such direction (at Client’s expense). If Synacor is served with such a request, Synacor shall, to the extent permitted by the request, inform Client thereof immediately and shall refer the person or entity entitled to receipt of the information requested to contact Client’s Information Security group at [*] (or such other number as may be provided in advance to Synacor), and to the extent permitted by the request Synacor shall not otherwise respond to the person or entity entitled to receipt of the information demanded unless and until (and then only as) directed by Client; provided, however, if Client does not provide direction on how to respond within a timely manner, or Client’s provided direction would put Synacor at risk of non-compliance with the request or otherwise increase Synacor’s legal risk, Synacor shall, to the extent permitted to do so, raise such concerns to Client immediately, and Synacor and Client shall, to the extent permitted to do so, work together in good faith to devise a lawful response that minimizes the legal risk to both parties. In the event no such response can be agreed in a timely manner, Synacor may respond as advised by its counsel.

6. SYNACOR FEES, PAYMENT TERMS AND TAXES.

6.1 Fees. The fees and payments for the Services are set forth in the Product & Pricing Schedule attached hereto as Schedule A and made a part hereof.

6.2 Payment Terms. Payment terms shall be set forth in Schedule A. All payments shall be made in full in United States Dollars, at the recipient’s usual business address or to an account designated by the recipient. Other than amounts disputed in good faith, any amount not paid when due shall bear a late payment charge, until paid, at the rate of one percent (1%) per month or, if less, the maximum amount permitted by law. Either party, in its sole discretion, may terminate this Agreement, or in the case of Synacor cease providing Services, if the other fails to pay any invoice within thirty (30) days after receipt of notice from the other that it has failed to pay an invoice and such invoice is not in dispute. The recipient of an invoice must notify the other in writing of any disputed invoice amounts (including an explanation for such dispute) within 30 days of receipt of the disputed invoice. The parties shall attempt to resolve invoice disputes according to the disputes resolution process in Section 14, below.

6.3 Taxes. All payments to a party hereunder are exclusive of federal, state, local and foreign taxes (other than taxes assessed on the recipient’s income), duties, tariffs, levies and similar assessments, and the paying party agrees to bear and be responsible for the payment of all such charges.

7. TERM AND TERMINATION.

7.1 Term. This Agreement shall be effective as of the Effective Date and shall continue thereafter in full force and effect through December 31, 2013 (the “Initial Term”). Thereafter the Agreement shall automatically renew for up to three (3) periods of two (2) years each (each, a “Renewal Term”, and together with the Initial Term, the “Term”), provided however that either party may prevent such automatic renewal by providing the other party with at least 180 days prior written notice of non-renewal.

7.2 Termination for Cause. In addition to any of its other remedies, either party may terminate this Agreement: (a) in the event that the other party breaches any material provision of the Agreement and the breaching party fails to cure such breach within 30 days after receiving written notice of such breach from the non-breaching party; or (b) immediately upon written notice to the other party in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of such other party’s property or if a voluntary or involuntary petition under federal bankruptcy laws or similar state statutes is filed against the other party, or if it dissolves or fails to operate in the ordinary course.

7.3 Effects of Termination. Upon any expiration or termination of this Agreement, all rights and obligations of the parties shall cease, except that: (a) all obligations that accrued prior to the effective date of termination (including without limitation all payment obligations) shall survive termination; (b) each party shall destroy or return to the other party all of the other’s Proprietary Information in its possession or under its control, and Client shall instruct Synacor as to the disposition of User Information (provided such instruction is reasonable); and (c) Synacor shall, after providing Client with an electronic copy of such information and data in a mutually agreeable format, delete archived account information and other transaction data. All terms of this Agreement that by their sense and context are intended to survive the termination of the Agreement will survive.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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7.4 Wind-Down. Upon the expiration or termination of this Agreement for any reason, Client shall have the right, at its option, to require that Synacor continue providing the Services, in whole or in part (the “Wind-Down Services”), for a period not to exceed [*] months from the date of such expiration or termination if resulting from non-renewal by either party or termination by Client due to uncured breach by Synacor, and not to exceed [*] months if terminated by Synacor due to uncured breach by Client, in order that Client may achieve an orderly transition of such Services to another vendor (such period of time to be the “Wind-Down Period”). The terms and conditions upon which Synacor shall provide such Wind-Down Services shall be the same terms and conditions as shall have been in effect on the day preceding the date of such expiration or termination of this Agreement, subject to the modified fee structure specified in Schedule A for the Wind-Down Period. Synacor shall also, during any period in which it is providing Wind-Down Services, use commercially reasonable efforts to provide such other reasonable transition assistance as may be required from time to time. In the event that Synacor terminated this Agreement for cause due to Client’s failure to pay any amounts due and owing to Synacor, then Client shall be required to pay any outstanding amounts prior to Synacor providing such Wind-Down Services unless such amounts are in dispute, in which case Client shall be required to place all outstanding amounts in escrow with an independent third party pending resolution of such dispute. Synacor will cooperate in good faith with Client to transition Client to a new provider during the Wind-Down Period.

8. REPRESENTATIONS AND WARRANTIES; INDEMNITIES.

8.1 Synacor Representations and Warranties. Synacor represents and warrants to Client that (a) it has all rights necessary to enter into and perform this Agreement and to grant the rights and licenses granted herein, including without limitation all necessary rights in the Services and the Synacor Sourced Content, (b) the use of Services by Client in accordance with the rights granted hereunder will not violate (i) Synacor’s obligations under any other agreement or to any third party, or (ii) any applicable laws or regulations, provided however that such warranty shall not cover Client’s use of the Services to the extent such use violates the restrictions set forth in Section 7 of Schedule C, (c) to Synacor’s knowledge, the Synacor Sourced Content is not defamatory, obscene, or otherwise unlawful in any jurisdiction and does not infringe or interfere with any intellectual property, contract, right of publicity, or any other proprietary right of any individual or entity, and (d) during the Term, the Services provided by Synacor under this Agreement shall be provided in accordance with applicable laws and regulations and by qualified personnel in a professional and workmanlike manner. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SYNACOR MAKES NO WARRANTIES OF ANY KIND AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. SYNACOR DOES NOT MAKE ANY WARRANY REGARDING THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE SERVICES OR ANY CONTENT PROVIDED TO CLIENT OR THE RESULTS TO BE OBTAINED FROM THEIR USE. SYNACOR DOES NOT WARRANT THAT THE SERVICES WILL MEET THE REQUIREMENTS OF CLIENT OR THOSE OF ANY THIRD PARTY AND, IN PARTICULAR, SYNACOR DOES NOT WARRANT THAT THE SYSTEM WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

8.2 Client Representations and Warranties. Client represents and warrants that (a) it has all rights necessary to enter into and perform this Agreement and to grant the limited rights and licenses granted herein, including without limitation all necessary rights in the Client Materials, (b) the use of any Client Materials in accordance with the rights granted hereunder will not violate (i) Client’s obligations under any other agreement or to any third party, or (ii) any applicable laws or regulations, provided however that such warranty shall not cover Synacor’s use of the Client Materials to the extent such use violates the terms of this Agreement, (c) to Client’s knowledge the Client Materials are not defamatory, obscene, or otherwise unlawful and do not infringe or interfere with any intellectual property, contract, right of publicity, or any other proprietary right of any individual or entity, and (d) Client will maintain throughout the Term a privacy policy on the Client Branded Portal that is compliant with all applicable laws, and Client will abide by such privacy policy throughout the Term. Client shall be fully responsible for, and shall reimburse Synacor for, any and all liabilities of Synacor arising out of any misrepresentation concerning the Services or the capabilities of the Services made by Client or by an employee, agent or authorized representative of Client to any User, prospect or other third party, except to the extent Synacor has made such representation to Client hereunder or if an agent of Synacor has otherwise made the same commitment to Client. EXCEPT AS EXPRESSLY PROVIDED HEREIN, CLIENT MAKES NO WARRANTIES OF ANY KIND AND

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

8.3 Synacor Indemnifications. Synacor shall indemnify, defend and hold Client and its affiliates harmless from and against any and all judgments, costs, damages, suits, actions, proceedings, expenses and/or other losses, including reasonable attorney’s fees (collectively “Claims”), suffered or incurred by Client or its affiliates from any third party claim arising out of or relating to (a) Synacor’s breach of any of its representations or warranties set forth herein, or (b) any claim that the Services, System, Software or the Synacor Sourced Content infringe the intellectual property rights of any third party. Synacor’s obligation to so indemnify and defend applies to any infringement caused by any combination of the Services, System, Software or the Synacor Sourced Content with any other product, system or method if and only if: (a) Client or its affiliate or User is reasonably expected (by Synacor) to use the Services, System, Software or the Synacor Sourced Content in combination with the product, system or method; or (b) the product, system or method is (i) provided by Synacor or its affiliates, or (ii) reasonably required to use the Services, System, Software or the Synacor Sourced Content in their intended manner.

8.4 Client Indemnifications. Client shall indemnify, defend and hold Synacor harmless from and against any and all Claims suffered or incurred by Synacor from any third party claim arising out of or relating to (a) Client’s breach of any of its representations or warranties set forth herein or (b) any claim that the Client Materials infringe the intellectual property rights of any third party.

8.5 Claims. In case any Claim is brought by a third party for which a party (the “Indemnifying Party”) is required to indemnify the other party (the “Indemnified Party”) pursuant to this Section 8, the Indemnified Party shall provide prompt written notice thereof to the Indemnifying Party (provided, however, that any failure or delay in notice shall not excuse the Indemnified Party of its obligations hereunder) of such Claim, and the Indemnifying Party shall assume the defense of such Claim. The parties shall cooperate reasonably with each other in the defense of any Claim, including making available (under seal if desired, and if allowed) all records reasonably necessary to the defense of such Claim, and the Indemnified Party shall have the right to participate in the defense of such Claim with counsel of its own choosing at its own expense. The Indemnifying Party shall not enter into any settlement of any Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld) if Indemnified Party’s rights would be directly and materially impaired thereby. Without limiting the foregoing, in the event of any Claim or threatened Claim of infringement involving a portion of any Software and/or Services provided by Synacor or the Client Materials, the Indemnifying Party may (at such party’s option): (i) procure the right or license for the Indemnified Party to continue to use and otherwise exploit in accordance with the terms hereof such portion of the Software and/or Services or Client Materials, as the case may be, on commercially reasonable license terms; or (ii) modify or alter (to the extent that the Indemnifying Party has rights to so modify or alter), or delete any such portion of the Software and/or Services or Client Materials, as the case may be, so as to make such portion non-infringing while maintaining substantially comparable functionalities and capabilities of such parts of the Software and/or Services or Client Materials, as the case may be, that are material to the Indemnified Party’s then-current or demonstrably anticipated use hereunder. If options (i) and (ii) are not available on commercially reasonable terms, either party may terminate this Agreement or the rights and licenses granted hereunder, and if it is the Synacor Software or Services that are infringing, Synacor will provide reasonable assistance to Client to remove and replace the infringing item.

9. LIMITATIONS OF LIABILITY.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (I) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, ITS AGENTS, AFFILIATES, CLIENTS, OR ANY OTHER PERSONS, FOR ANY LOST PROFITS OR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) EXCEPT FOR LIABILITY ARISING FROM A BREACH OF SECTION 5, A PARTY’S PAYMENT OBLIGATIONS, OR A PARTY’S INDEMNIFICATION OBLIGATIONS RELATED TO INTELLECTUAL PROPERTY INFRINGEMENT OR VIOLATION OF LAW, IN NO EVENT WILL EITHER PARTY’S LIABILITY FOR ANY AND ALL CLAIMS, IN THE AGGREGATE, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER EXCEED [*].

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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10. OPEN APIs AND RSS FEEDS.

10.1 From time to time, Synacor may offer Client the ability to include certain functionality on the Client Branded Portal that Synacor has integrated via publicly available open APIs, RSS feeds, or similar technology. The providers of open APIs and RSS feeds often (i) do not include product representations, warranties or indemnifications in their terms of use, (ii) make no commitment that the functionality will continue to be available, and (iii) disclaim liability associated with such products. Synacor will pass through to Client any warranties or indemnities related to such products that Synacor is not prohibited from passing through to Client, but Synacor shall have no obligation to do so where Synacor is not permitted to do so or where no express warranty or indemnity is provided to Synacor. Synacor shall also inform Client promptly, but at least within 2 business days, if it learns or believes that any such products would not work properly on the Client Branded Portal or could cause harm to Client or Users or disruption or harm to any of the Services.

10.2 If Client elects to have Synacor include functionality made available through open APIs, RSS feeds, or similar technology on the Client Branded Portal, notwithstanding anything to the contrary in this Agreement, the following will apply thereto:

A) SUCH FUNCTIONALITY IS PROVIDED ON AN “AS IS” BASIS, AND SYNACOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT THERETO AND ANY USE OR INABILITY TO USE SUCH FUNCTIONALITY. SYNACOR DISCLAIMS ALL WARRANTIES RELATED THERETO, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT, AND CLIENT MAY ONLY LOOK TO THE PROVIDERS OR OWNERS OF SUCH FUNCTIONALITY FOR WARRANTIES (IF ANY);

B) EXCEPT TO THE EXTENT SYNACOR HAD PRIOR KNOWLEDGE OF THE LIKELIHOOD OF ANY SUCH FUNCTIONALITY TO BE UNUSABLE OR CAUSE DAMAGE OR DISRUPTION TO THE SERVICES, AND UNLESS CLIENT KNOWINGLY (AFTER NOTICE FROM SYNACOR) CHOOSES TO ASSUME THE RISK OF SUCH FUNCTIONALITY BEING UNUSABLE OR CAUSING DAMAGE OR DISRUPTION TO THE SERVICES, SYNACOR DISCLAIMS ANY LIABLITY FOR ANY DAMAGES OF ANY KIND ARISING FROM USE OF, OR INABILITY TO USE, SUCH FUNCTIONALITY, OR FROM ANY REMOVAL OF SUCH FUNCTIONALITY FROM THE CLIENT BRANDED PORTAL, INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION LOST DATA, BUSINESS OR ANTICIPATED PROFITS; AND

C) EXCEPT TO THE EXTENT SYNACOR HAD PRIOR KNOWLEDGE OF THE LIKELIHOOD OF ANY SUCH FUNCTIONALITY TO BE UNUSABLE OR CAUSE DAMAGE OR DISRUPTION TO THE SERVICES AND UNLESS CLIENT KNOWINGLY (AFTER NOTICE FROM SYNACOR) CHOOSES TO ASSUME THE RISK OF SUCH FUNCTIONALITY BEING UNUSABLE OR CAUSING DAMAGE OR DISRUPTION TO THE SERVICES NOTWITHSTANDING ANY INDEMNIFICATIONS SET FORTH IN THIS AGREEMENT, SYNACOR WILL NOT INDEMNIFY CLIENT (OR ANY OTHER PARTY) FOR ANY CLAIMS RELATED TO SUCH FUNCTIONALITY OR ANY USE THEREOF. IF AT ANY POINT CLIENT HAS CONCERNS ABOUT THE FUNCTIONALITY OR ANY USE THEREOF, CLIENT SHALL REMOVE OR REQUEST REMOVAL OF THE FUNCTIONALITY FROM THE CLIENT BRANDED PORTAL.

11. PUBLIC RELATIONS. Except as it relates to Client’s marketing of the Client Branded Portal and related matters to Users or prospective Users or as permitted in Section 5.2, above, neither party will issue any press release, nor otherwise disclose any information concerning this Agreement, without the prior written consent of the other. The parties may agree that a joint press release regarding the establishment of their relationship is appropriate (and if so, the parties shall use good faith to arrive at a mutually agreeable press release), or either party may elect to create and disseminate a press release on its own, but such press release may not mention the other party unless the other party gives prior written consent thereto (and in the case of Client, such consent must come from a Vice President or higher officer).

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12. RECORDS AND AUDIT.

(a) Each party shall have the right to audit the books and records of the other party solely relating to this Agreement upon reasonable notice and at its’ expense, not more frequently than annually for a period of 6 years after each payment and to take extracts from and/or make copies of such records (provided that such extracts are treated as Proprietary Information). Each party shall maintain for a period of 6 years after each payment all books, records, accounts, and technical materials regarding its activities in connection herewith sufficient to determine and confirm all amounts payable to the other party and all compliance with all other material obligations hereunder. Upon a party’s request and with reasonable notice, the other party will permit one or more representatives of an auditor or agent of the requesting party’s choice to examine and audit, during normal business hours, such books, records, accounts, documentation and materials, and take extracts therefrom or make copies thereof (provided that such extracts or copies are treat as Proprietary Information) for the purpose of verifying the correctness of payments made pursuant hereto and/or compliance with the other material obligations hereunder. Unless otherwise agreed by the parties in writing, such examination shall be in material accordance with generally accepted accounting principles. To the extent such examination discloses an underpayment not disputed as set forth in 12(b), below, the audited party shall pay any unpaid delinquent amounts within ten days of the other party’s request. To the extent such examination discloses an underpayment of the greater of 5% or $15,000, the audited party shall fully reimburse the other party, promptly upon demand, for the reasonable fees and disbursements due the auditor for such audit; provided that such prompt payment shall not be in lieu of any other remedies or rights available to such other party hereunder. In all other events, all fees and expenses of the auditing party’s auditor or agent under this Section shall be paid by auditing party. If an audit reveals an overpayment, the auditing party shall promptly notify the other and shall pay the amount of any such overpayment to the other party within ten days thereafter.

(b) If any report of an audit under the provisions of subsection (a) of this Section discloses to the auditing party any underpayments or overpayments, a copy of such audit report shall be promptly delivered to the audited party. Unless the amount of any underpayment or overpayment shown on such report is disputed by the audited party, in writing (a “Notice of Dispute”), within 10 days after receipt of the audit report, the audit report shall be deemed accepted and all amounts due thereunder shall be paid pursuant to subsection 12(a). In the event that Client and Synacor have not resolved all disputed items to their mutual satisfaction within 30 days after a Notice of Dispute has been received by the auditing party, they shall promptly submit such audit report and all supporting work papers to an independent accounting firm of national stature in the United States selected by mutual agreement of Client and Synacor for binding review of any disputed items. All costs and expenses of such review shall be apportioned between the parties on the basis of each party bearing the expense of that portion of the review which shall be related to disputed items that are resolved against such party. If Client and Synacor are unable to agree upon the selection of an independent accounting firm of national stature in the United States to perform the binding review of any disputed items, the determination and selection of the independent accounting firm of national stature shall be settled by arbitration in accordance with the rules and regulations of the American Arbitration Association in Buffalo, New York if the arbitration is brought by Client and in Denver, Colorado if brought by Synacor.

13. INSURANCE.

13.1 Synacor shall, during the Term, at its own cost and expense, carry and maintain insurance coverage with insurers having at minimum a “Best’s” rating of A-VII as specified herein. It is expressly understood that Synacor is ultimately responsible for its subcontractors, whether or not insurance is maintained by its subcontractors.

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13.2 Workers’ Compensation Insurance. Synacor will maintain workers’ compensation insurance with statutory limits as required in the state(s) of operation and providing coverage for any employee entering onto Client premises, even if not required by statute, and employer’s liability or “Stop Gap” insurance with limits of at least $500,000 each accident.

13.3 Commercial General Liability Insurance. Synacor will maintain commercial general liability insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of this Agreement, premises-operations, products/completed operations, and contractual liability with respect to any liability assumed by Synacor. The limits of insurance must be at least:

Each Occurrence	$1,000,000
General Aggregate Limit	$2,000,000
Products-Completed Operations Limit	$2,000,000
Personal and Advertising Injury Limit	$1,000,000

13.4 Commercial Crime, Employee Dishonesty Insurance or Fidelity Bond. If (a) the Services involve access to Client customer accounts or customer information, (b) Synacor accepts payment from third parties for Client products and services, (c) Synacor has access to Client or Client customer premises, or (d) Synacor provides storage for Client-owned property, Synacor will provide employee dishonesty insurance or a fidelity bond covering all loss for which Synacor is legally liable, arising out of or in connection with any fraudulent or dishonest acts including theft, destruction, wire transfer, computer fraud or fraudulent manipulation of accounting or personnel records resulting in loss of money, securities or other property with limits of at least $1,000,000.

13.5 Professional Liability. Synacor will maintain errors and omissions liability insurance covering acts, errors and omissions arising out of Synacor’s operations or Services, including coverage for the acts or omissions of its subcontractors, and, if applicable, including loss arising from unauthorized access or use that results in identity theft or fraud, with limits of not less than $2,000,000 per claim. Such insurance will provide a retroactive date prior to the date of the Agreement and either (a) continuous insurance coverage for a period of 1 year after termination of the Agreement, or (b) an extended reporting period of not less than 1 year after termination of the Agreement.

13.6 Insurance Limits and Certificates. Synacor may obtain all insurance limits through any combination of primary and excess or umbrella liability insurance. Synacor will forward to Client certificate(s) of such insurance upon request. The certificate(s) must provide that: (a) for commercial general liability insurance, Client be named as an additional insured(s) as their interest may appear with respect to this Agreement; (b) 30 days prior written notice of cancellation, material change or exclusions to the policy be given to Client; and (c) coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased or maintained by Client.

14. DISPUTE RESOLUTION. The parties shall use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a “Dispute”) between them under or related to this Agreement or any of the transactions contemplated hereby. If the parties cannot promptly resolve the Dispute, the parties shall refer the Dispute for resolution by appropriate Vice Presidents of each company. If such Vice Presidents are unable to resolve a Dispute within 10 business days, such Dispute shall be immediately referred to the appropriate Executive Vice Presidents of each party. If such Executive Vice Presidents are unable to resolve a Dispute within an additional 10 business days, such Dispute shall be referred to the Chief Executive Officers of each party for resolution. If the Chief Executive Officers of each party are unable to resolve the Dispute within 5 business days after referral to them, each party may pursue, subject to the terms of this Agreement, any remedy available at law or in equity.

15. ASSIGNMENT AND CHANGE OF CONTROL. This Agreement is not transferable by either party without the other’s prior written consent (which shall not be unreasonably withheld), except that each party may (without consent) assign its rights and obligations hereunder to any of its affiliates or to any successor to all or substantially all of its business (by sale of equity or assets, merger, consolidation or otherwise) unless such sale, merger or consolidation is to or with a competitor of the other party or to a company otherwise included on the list

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attached hereto as Schedule M1. Client may choose to terminate this Agreement at any time if a successor in interest to Synacor changes the Services in such a way that it causes a material adverse effect on the Service or materially increases Client’s legal or regulatory risk. This Agreement will be binding upon, and inure to the benefit of, the successors, representatives and permitted assigns of the parties. In the event there is a change of control of Client or the entity with a controlling interest in Client, this Agreement shall continue to apply to the provision of Services to all Users in the Service Area.

16. AMENDMENT AND RESTATEMENT/CONSOLIDATION OF AGREEMENTS/ ENTIRE AGREEMENT. Client and Synacor hereby agree that the Original Agreement is hereby Amended and Restated in its entirety by this Agreement. Furthermore, Client, as agent for its affiliate, Embarq Management Co. and Synacor hereby agree that this Agreement (including any addenda, amendments, and supplements thereto) replaces and supersedes the CenturyLink Agreement and that all services previously provided under the CenturyLink Agreement shall be governed by this Agreement and that the CenturyLink Agreement shall be of no further force and effect. Liabilities incurred under the CenturyLink Agreement prior to the Effective Date shall survive termination of the CenturyLink Agreement and shall be governed by its terms. This Agreement constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), between the parties concerning the subject matter of this Agreement.

17. GENERAL PROVISIONS. No change, modification or waiver to this Agreement will be effective unless in writing and signed by both parties by a Vice President or higher officer of each party. In the event of any conflict or inconsistency between the terms and conditions in the Master Agreement and any Supplement, the terms and conditions of the Master Agreement will prevail unless such Supplement expressly provides that such term shall override the terms of the Master Agreement. Any different or additional terms contained in any purchase order, confirmation or similar form, even if signed by the parties after the date hereof, shall have no force or effect. The parties hereto are independent contractors, and no agency, partnership, joint venture, or employment relationship is created as a result of this Agreement and neither party has any authority of any kind to bind the other in any respect. This Agreement is intended for the sole and exclusive benefit of the parties hereto. Except for the parties hereto or as may be expressly provided in any Supplement, no third party shall have any right to rely upon this Agreement for any purpose whatsoever. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable. A party’s non-performance under this Agreement shall be excused if and only to the extent that such non-performance is due to an act of God or other cause beyond such party’s reasonable control; if such non-performance continues for such a period of time as to materially undermine the other’s party’s enjoyment of the expected benefits of this Agreement, such other party may, after giving the non-performing party 30 days to renew performing in all material respects (and if no such renewal of performance occurs), elect to terminate this Agreement. All notices under this Agreement will be in writing and will be deemed to have been duly given: (a) when received, if personally delivered; (b) when receipt is electronically confirmed, if transmitted by facsimile or e-mail; (c) the day after being sent, if sent for next day delivery by recognized overnight delivery service; or (d) upon receipt, if sent by certified or registered mail, return receipt requested. Notices should be directed to the attention of the person named on the first page of this Master Agreement, and a copy must be sent to the attention of the Legal Department, attention: General Counsel. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA without regard to the conflicts of laws provisions thereof. Exclusive jurisdiction and venue for any action arising under this Agreement is in the federal and state courts located in Buffalo, New York if the claim is brought by Client and in Denver, Colorado if brought by Synacor, and both parties hereby consent to such jurisdictions and venues, as applicable, for this purpose. Headings are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SYNACOR, INC.	QWEST CORPORATION on behalf of itself and as agent of its Affiliates, including Embarq Management Co. for purposes of Section 16

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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SCHEDULE A

TO

MASTER SERVICES AGREEMENT

PRODUCT & PRICING SCHEDULE

1.	Definitions - The following terms shall have the meanings set forth below for purposes of this Schedule A and the Agreement:

a.	“Activated Email Box” means an Email box that has been created under the CenturyLink Agreement and has not been destroyed and which is stored by Synacor in its or its third party data center, all in accordance with the conversion plan to migrate hosting of Email boxes as provided in § 2.1 of the Agreement.

b.	“Advertising Costs” mean any fees directly payable to third parties by either party to this Agreement for advertising or the provision of such advertising, including but not limited to ad serving and advertising management fees, [*].

c.	“Advertising Sales Fee” means [*] of the Net Advertising Revenue from direct advertising sold by either party under the Agreement.

d.	“Business Portal” means that certain web portal originally created by Synacor for CenturyLink under the CenturyLink Agreement and will be provided by Synacor to Client for use by Client’s and its Affiliates’ small business customer Users as more fully described in Section 2.b below.

e.	“Client Branded Portal” means, collectively and individually, the Residential Portals as more fully described in Section 2.a. and the Business Portal described in Section 2.b below.

f.	“Commitment Period” means that period beginning on July 1, 2011 (except as otherwise provided in Section 4.a.(iii), below) and continuing until December 31, 2013.

g.	“Email Fee” means a fee of [*] per month, per Activated Email Box that is due to Synacor monthly throughout the Term.

h.	“Employee Users” means employees of Client or its Affiliates who are authorized by Client and have registered to have access to the Residential Portal, the Email Service, and/or the Internet Security Service.

i.	“Gross Advertising Revenue” means all money payable to Synacor or Client from all third party video advertising, banner advertising and other forms of advertising that appear on or within the Client Branded Portal or the e-mail services provided hereunder, whether sourced by Client, Synacor or from a third party advertising partner of either party.

j.	“Net Advertising Revenue” shall mean for each month Gross Advertising Revenue less Advertising Costs and, if sold directly, any Advertising Sales Fee.

k.	“Net Search Revenue” means all revenue received from a Search Services Provider related to the Client Branded Portal less actual Search Costs paid in the particular period.

l.	“Platform Fee” means a monthly amount of [*] per HSI Subscriber during the Commitment Period, Renewal Term, and Wind-Down Period, to be recovered by Synacor as described more specifically in Section 4 below. For purposes of calculating this fee, any Internet access customers acquired by Client or its Affiliates through a merger or acquisition are not counted as HSI Subscribers until such time as such customers, through a migration plan determined by Client, are provisioned to use the Service(s) on the infrastructure provided for under this Agreement. For purposes of calculating this fee, upon the termination of the Business Portal pursuant to Section 2.b. of this Schedule A, any small business customer HSI Subscriber shall not be counted as HSI Subscribers (except to the extent such business customers continue to use the email services, the Platform Fee shall apply [*]). For purposes of calculating this fee, Employee Users shall not be counted as HSI Subscribers. At the end of each month, Client will provide Synacor with the count of applicable HSI Subscribers for which Platform Fees are due as of the last day of such month, and the Platform Fee for that month will be calculated by multiplying such number by the applicable rate.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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m.	“Residential Portals” means, individually and collectively, a) the original residential customer portal created and operated by Synacor for CenturyLink under the CenturyLink Agreement, and b) the residential customer portal created by Synacor for Qwest under the Original Agreement, each as they are more fully described in § 2.a below.

n.	“Search Costs” are all direct payments, if any, made by Synacor to the Search Services Provider or Complimentary Search Services Provider(s) for such services related to the Agreement (which costs shall be reasonable and customary within industry practices). [*]

o.	“Service Area” means those locations where Client or any of its affiliates serve as the incumbent local exchange carrier or provides high speed Internet services.

2.	Services Provided to Client by Synacor – Synacor shall provide Client the following Services (which list is not exhaustive or intended to be exclusive):

a.	Residential Portals – Synacor will, until consolidated into one portal in connection with the Residential Portal Consolidation, provide each Residential Portal, each branded in Client’s reasonable discretion and each utilizing a URL to be provided by Client that allows Users to search the Internet via the included search bar, provides direct access to Synacor provided e-mail, allows Users to incorporate certain third party provided e-mail, provides for gadgets and widgets for User customization, provides Client a platform to develop unique communications services offerings and allows Users to select RSS feeds, news and content for customization in accordance with prevailing industry standards. In addition, Synacor will provide Users access to industry standard Content (the initial set of which is included in Exhibit 1 to this Schedule A), but will not offer Users any premium or paid Content in the music, video and gaming categories without Client’s prior written consent. Provision of content on each Residential Portal shall be subject to the terms and conditions of Schedule E, and specific content may change from time to time as Synacor modifies its Content Providers and the Synacor Sourced Content mix (provided that such changes are reasonable in frequency and scope and Client is given at least 3 months’ advance notice thereof in order to train necessary Client personnel, except to the extent Synacor receives less than 3 month’s notice from the Synacor Provider, in which case Synacor will give Client as much notice as is reasonably practical). Each Residential Portal will include Search Services as more fully described in Schedule B, and Advertising Services as more fully described in Schedule C. Synacor will make Premium Content available to Client under the terms and conditions specified in Schedules D and E. Client will receive dedicated space on the front page of each Residential Portal, above the fold, for links or access to Client destinations (e.g., My Account, customer support, CenturyLink.com, CenturyLinkZone, integrated third-party or jointly-sponsored web pages such as a CenturyLink-DirecTV page, etc.); other than the above-the-fold requirement, the specifics of where on the page and how much space will be allotted to Client will be mutually agreed by the parties during development planning.

b.	Business Portal - Synacor shall operate a Business Portal (as originally created under the CenturyLink Agreement for CenturyLink to be used by CenturyLink’s small business customers) that may be offered to all of Client’s and its Affiliates’ small business high speed Internet subscribers. Users of the Business Portal will have content available to them that is relevant for business customers such as news, financial content, and weather as well as any other content mutually agreed upon by the parties. At Client’s option, Synacor will include the Premium Products offered for the Business Portal as indicated in Schedule D. Provision of content on the Business Portal shall be subject to the terms and conditions of Schedule E and specific content may change from time to time as Synacor modifies its Content Providers and the Synacor Sourced Content mix (provided that such changes are reasonable in frequency and scope and Client is given at least 3 months’ advance written notice thereof in order to train necessary Client personnel, except to the extent Synacor receives less than 3 months notice from the Synacor Provider, in which case Synacor will give Client as much notice as is reasonably practicable. The Business Portal will include Search Services as more fully described in Schedule B, and Advertising Services as more fully described in Schedule C. Client may, at its option at any time during the Term upon not less than sixty (60) days prior written notice to Synacor, terminate the use of the Business Portal and Synacor shall cease operating the Business Portal as instructed by Client.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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c.	Consumer and Business E-mail – Synacor will provide managed business and consumer customer e-mail capability (including integration development) for Users utilizing (except in connection with Activated Email Boxes) hosting services and equipment to be provided by Client as identified below. The e-mail solution (which as of the Effective Date is offered on the Zimbra platform) shall be consistent with capabilities, functions, ease of use, aesthetic quality and overall consumer satisfaction to prevailing industry practices which, as of the Effective Date, are delineated in Exhibit 2 to this Schedule A. Client will at all times (throughout the Term and thereafter) own the User e-mail accounts and have complete control of the domain naming rights. Provided that Client continues to supply hosting services in accordance with Section 3 below, Client will determine storage limits, retention practices and deactivation rules (with input from Synacor). Synacor will also provide Advertising Services as set forth in Schedule C as part of the e-mail Services. Such advertising shall be subject to Section 2 of Exhibit 2 to this Schedule A. Client may, at its option at any time during the Term, terminate the requirement of Synacor to provide email capability for its business customers. Client will provide written notice to Synacor of its desire to terminate Synacor’s email obligation for small business customers at least ninety (90) days prior to its desired start date for migration. For a mutually agreed upon fee, if any, and in a mutually agreed timeframe, Synacor will assist and cooperate with Client to migrate data associated with the Email Service for its small business customers to Client or Client’s designated third party.

d.	Cross-Sell / Up-Sell Marketing Display – Synacor will provide a carousel display (or such other display method to be agreed upon by the parties) and other inventory on the Client Branded Portal as mutually agreed upon by the parties, in which advertisements for Client’s and its Affiliates’ services (communications or other) may be included at no additional cost to Client. The parties will discuss in good faith the ability to target market specific offerings using Synacor’s or Client’s (or its Affiliates’) and any business model associated therewith.

e.	Development Services – Synacor will provide development services as “Additional Services” as described in Section 2.2 of the Agreement.

f.	Support Services and Service Level Agreement Compliance – as described in Schedule F.

3.	Responsibilities of Client – Client shall provide the following (which list is not exhaustive or intended to be exclusive):

a.	[*]

b.	[*]

c.	[*]

d.	Domain and URL – Client will obtain and provide a unique domain for residential and business customer e-mail and a unique URL for the Residential and Business Portals.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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e.	Marketing Services – Client will use reasonable efforts to market the Services as a value proposition of Client’s high speed Internet offerings in the Service Area. The manner and amount of such marketing efforts shall be reasonably determined solely by Client.

f.	Installation Routine – Throughout the Term (except during the Wind-Down Period), Client will set the Residential Portal as the home page during Client’s residential high speed Internet modem installation process. The installation process will also set as a default the automatic download of a Synacor-provided (and Client approved) Client branded toolbar (as discussed more fully in Section 6.a., below).

g.	Best Practices – Client will follow the best practices identified in Section 6 below.

4.	Financial Terms –

a.	Reserved

b.	Commitment Period and Renewal Terms – During the Commitment Period and any Renewal Term, the following financial payment terms shall apply:

(i)	Search Services Revenue Share: Synacor shall distribute to Client, on a monthly basis, [*] of the Net Search Revenues. Synacor will retain for its own share [*] of monthly Net Search Revenues.

(ii)	Advertising Revenue Share: Synacor and Client’s applicable share of advertising revenue on the Client Branded Portal and e-mail Services will be calculated as follows:

(A)	Where advertising is sold by third parties (such as Advertising.com, Specific Media, etc.), all associated Net Advertising Revenue shall be split [*] to Client and [*] to Synacor [*].

(B)	Where advertising is sold directly by Synacor or Client (in accordance with Schedule C), the party making such direct sale shall retain the Advertising Sales Fee to cover its own direct internal advertising costs and the remaining [*] of Net Advertising Revenue shall be split [*] to Client and [*] to Synacor [*].

(iii)	Premium Content Sales: If Client offers and sells any Premium Products offered by Synacor pursuant to Schedule D, Client shall collect revenues from Users who subscribe to such Premium Products (at rates to be established by Client) and remit payments to Synacor at the rates identified and in accordance with the procedures set forth in Schedule D.

(iv)	Excessive Employee Users Fee: Client (and its affiliates) may have up to [*] Employee Users’ use of the relevant Services each month without charge. In the event that the number of Employee Users exceeds [*] in any month, Client shall pay Synacor an additional monthly fee of [*] for each additional [*] Employee Users above [*] in such month. For purposes of determining the amount of any additional fee for Employee Users in any month, the number of Employee Users for each month will be rounded to the nearest [*] at the end of the month.

(v)	Platform Fees: Client shall pay Synacor the applicable monthly Platform Fees and Email Fees in accordance with Section 4(f) below.

c.	Wind-Down – During the Wind-Down Period (as defined in Section 7.4 of the Agreement), the following financial payment terms shall apply:

(i)	Search Services Revenue Share: Synacor shall distribute, on a monthly basis, a Search Services Revenue Share as follows:

(A)	In the event the Wind-Down Period follows any non-renewal of the Agreement or the termination by Client in accordance with any termination right in this Agreement or termination of the Agreement by Synacor other than cause (pursuant to Section 7.2), [*] of the Net Search Revenues will be distributed to Client and Synacor will retain for its own share [*] of the monthly Net Search Revenues.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(B)	In the event the Wind-Down follows termination by Synacor in accordance with any termination right in this Agreement for cause (Section 7.2), the Net Search Revenue will be split [*] to Client and [*] to Synacor.

(ii)	Advertising Revenue Share: Synacor and Client’s applicable share of advertising revenue on the Client Branded Portal and e-mail Services will be calculated as follows:

(A)	In the event the Wind-Down Period follows any non-renewal of the Agreement, or a termination by Client in accordance with any termination right in this Agreement, or termination of the Agreement by Synacor other than cause (pursuant to Section 7.2):

•	Where advertising is sold by third parties (such as Advertising.com, Specific Media, etc.), all associated Net Advertising Revenue shall be split [*] to Client and [*] to Synacor.

•

Where advertising is sold directly by Synacor or Client (in accordance with Schedule C), the party making such direct sale shall retain the Advertising Sales Fee to cover its own direct internal advertising costs and the remaining [*] of Net Advertising Revenue shall be split [*] to Client and [*] to Synacor.

(B)	In the event the Wind-Down follows termination by Synacor in accordance with any termination right in this Agreement for cause (Section 7.2):

•	Where advertising is sold by third parties (such as Advertising.com, Specific Media, etc.), all associated Net Advertising Revenue shall be split [*] to Client and [*] to Synacor.

•

Where advertising is sold directly by Synacor or Client (in accordance with Schedule C), the party making such direct sale shall retain the Advertising Sales Fee to cover its own direct internal advertising costs and the remaining [*] of Net Advertising Revenue shall be split [*] to Client and [*] to Synacor.

(iii)	Premium Content Sales: If Client offers and sells any Premium Products offered by Synacor pursuant to Schedule D, Client shall collect revenues from Users who subscribe to such Premium Products (at rates to be established by Client) and remit payments to Synacor at the rates identified and in accordance with the procedures set forth in Schedule D.

(iv)	Excess Employee Users Fee: Client (and its affiliates) may have up to [*] Employee Users’ use of the relevant Services each month without charge. In the event that the number of Employee Users exceeds [*] in any month, Client shall pay Synacor an additional monthly fee of [*] for each additional [*] Employee Users above [*] in such month. For purposes of determining the amount of any additional fee for Employee Users in any month, the number of Employee Users for each month will be rounded to the nearest [*] at the end of the month.

(v)	Platform Fees: Client shall pay Synacor the applicable monthly Platform Fees in accordance with Section 4(f) below.

d.	Outstanding Platform Fees – If at any point during the Commitment Period, any Renewal Term or Wind-Down Period, Client’s share of Net Search Revenue and Net Advertising Revenue in any month is less than the Platform Fee for such month, Synacor will waive any portion of the Platform Fee for such month that exceeds Client’s share of Net Search Revenue and Net Advertising Revenue for such month.

e.

Carriage Fees – From time to time, Client may request Synacor to integrate Client Sourced Content into the Client Branded Portal and to utilize Synacor’s single sign-on functionality associated therewith. In such event, Synacor will provide the initial integration without cost to Client, and Client will pay to Synacor a monthly fee to be determined by the parties (and in the event the parties cannot come to agreement on such fee, such fee will be [*] of Client’s monthly revenue associated with such Client Sourced Content; provided however, in no event shall such fee exceed [*] per Client Sourced

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Content per subscriber per month). In such event where Client does not sell such Client Sourced Content to end users for a fee, Client and Synacor shall mutually agree upon a fee to be paid to Synacor related to the inclusion of such Client Sourced Content on the Client Branded Portal. Any fee paid to Synacor in accordance with this subparagraph (e) shall be referred to as a “Carriage Fee”. [*]. However, in the event Synacor has contractual relationships with such providers, Client may consider, in its sole and absolute discretion, having Synacor implement such Content pursuant to Synacor’s relationship with the provider instead of Client’s direct relationship with such provider; provided however, the parties understand and agree that nothing contained in this sentence shall create any obligation for Client to implement such Content through Synacor’s direct relationships with any of such providers. In addition, no fees (including but not limited to Carriage Fees or integration fees) shall apply to the following Client Sourced Content offerings: [*]

f.	Payment Terms – Any fees due from Client to Synacor shall be due [*] after receipt of the applicable invoice, or in the case of Client-sold advertising, [*] . Client’s applicable share of Net Search Revenue and Net Advertising Revenue that is due to Client from Synacor pursuant to the terms and conditions above will be due [*] after the end of each quarter in which the applicable fee was incurred. All invoices, supporting documentation and revenue reconciliation data shall be transmitted via secure and encrypted communication.

g.	Bandwidth Fees - Commencing on the Effective Date, Client shall pay Synacor [*] per month (the “Bandwidth Fee”) for any month in which Synacor is hosting any Services in its data center. This Bandwidth Fee is intend to compensate Synacor for its incidental expenses related to hosting Services in its data center, including telecommunications bandwidth to support the email, portal, Internet Security, and Premium Product Services. The Bandwidth fee shall be paid monthly in accordance with Section 4.f. The parties anticipate that the Bandwidth Fee will be eliminated in connection with the successful completion of the Residential Portal Consolidation.

5.	Optional Services - In addition to the Services identified in Section 2 of this Schedule A, Synacor shall make available to Client, but Client is under no obligation to utilize or offer, the following optional Services:

a.	Premium Products as identified in Schedule D and subject to the terms and conditions of Schedule E.

b.	Distribution of Client Sourced Content as identified in Schedule E.

c.	DNS Redirect Services – The parties will discuss in good faith DNS and HTTP error traffic redirect services to determine if Synacor is able to provide a solution that (i) meets all of Client’s then-current privacy, security and internal corporate policies, (ii) provides services and service levels similar to Client’s current offerings, and (iii) provides Client with no less compensation in revenue share (utilizing similar practices to what Client utilizes currently).

d.	Employee Users – During the Term and any Wind Down Period, each Employee User will have access to (a) the Residential Portal (excluding any Premium Products), (b) the E-mail Service for up to five (5) Users, and (c) the Internet Security services set forth in Schedule D. Client shall provide Synacor with a report of all authorized Employee Users, within thirty (30) days after the end of the applicable month. Synacor will notify (and ask for permission to deactivate access to the Services) of those Employee Users that have not been active for the previous 90 days. In addition, Synacor will automatically terminate Employee Users’ access to the Services upon notification by Client of an Employee User’s termination of employment with Client. Employee Users that have had their access to the Services deactivated due to inactivity, employee termination, or otherwise will no longer be included in the total number of Employee Users.

6.	Best Practices – At all times during the Term, Client shall comply with the following best practices. Failure to comply with these best practices shall be a material breach of the Agreement.

a.	[*]

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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b.	[*]

c.	[*]

d.	[*]

7.	Restrictions -

a.	The search bar shall only be located on the Client Branded Portal, included Search results page, and included e-mail page. Client’s commercial webpage, small business pages (to the extent not included as part of the Client Branded Portal), business markets group pages (if any) and wholesale pages (if any) are separate and independent of this Agreement and not included in or covered by any obligations herein.

b.	All Services shall be provided by Synacor in accordance with prevailing industry practices and subject to Client’s reasonable approval.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit 1

To

Schedule A

Of the

Master Services Agreement

Included Content

Category	Description	Providers (Providers may change from time-to-time)

News

National News

World News

Sports News

Entertainment News (including box office snapshots, top movies, entertainment news and gossip from the [*], updated daily)

Health News

Business and Finance News (including market snapshot, market movers (top gainers/losers), most active portfolio tracking and personal finance stories from [*])

Science and Technology News

[*]

[*] delivers [*] headlines, briefs and stories from around the world. Stories contain data links to photos, audio clips and video. News items are offered in more than 70 categories and prioritized in the top 10 headlines.

[*]

Sports	News, scores, schedules, videos, and photos	[*]

Local	Local news, events, lottery results, restaurants & entertainment, weather forecasts, radio, gas prices, traffic, driving directions, maps, and shopping based on zip code; local news from newspapers across North America.	[*]

Horoscopes		[*]

Music	Music news, gossip, videos, radio, and photos.	[*]

Movies	Box office results.	[*]

Finance & Business

Market summary, stock quotes, charts, news, press releases, blogs, videos, SEC filings, company profiles, historical data, sector data, market movers, Treasury rates, currencies, world markets, S&P, NSDQ quotes.

Stock quotes from [*].

Articles, videos, and podcasts from [*].

Text and video content from [*].

[*]

Games	News, reviews, tips, advice, and casual games.	[*]

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Video	A variety of video content from the Content Providers specified herein and Synacor-provided video segments featuring Cartoon Classics and Classic Commercials.	[*] * With the exception of [*] videos, the video content will have “pre-roll” ads.

Travel		[*]

Family	Family, parenting, and health tips and advice with special columns.	[*]

Careers		[*]

Shopping		[*]

Custom Widgets

Content in Widget	Description	Provider
Facebook		Facebook – provided through open API
Quicklinks		Synacor
Twitter		Twitter – provided through open API
Flickr		Flicker – provided through open API

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit 2

To

Schedule A

Of the

Master Services Agreement

1. The e-mail Service as of the Effective Date will incorporate the following features and functionality, which the parties agree are consistent with prevailing industry standards as of the Effective Date (and the parties may, by agreement, change these features and functionality during the Term):

(a)	Easy-to-use, intuitive webmail User interface consistent with and comparable to existing competitive webmail interfaces.

(b)	Support for full RFC-compliant POP protocol; IMAP compatibility will also be provided.

(c)	Commitment to maintain, throughout Term, competitive User features such as HTML messages, capacity to handle large attachments (10 megabytes), contacts/address book, inline spell checking and other features driven by AJAX or similar technologies providing dynamic right-click menus, roll-over informational pop-outs, and competitive AJAX-related technologies.

(d)	Large mailboxes; minimum 1 GB standard.

(e)	Rich, interactive calendar functionality using a web browser or mobile device with compliant browser using IMAP or POP protocols. CalDAV standard support is also available (currently in beta).

(f)	Robust filtering rules capable of features such as forwarding, filtering based on headers, subject to, from, body, attachments, and other variables, auto-sorting into designated folders or tags, and the ability to auto-delete messages based on filter criteria.

(g)	Anti-virus, anti-phishing, and anti-spam filtering consistent with and comparable to industry standards and that is compatible with and will not interfere with typical desktop security and anti-virus software; ability to auto-file or tag identified messages to junk or similar folder, and ability to auto-delete such detected messages. Additional User configurable anti-spam filtering will be provided.

(h)	Search technologies; ability to search within messages, contacts, and calendars based upon headers, subject, to, from, body, and other variables.

(i)	Organization: delivering the ability to view threaded conversations, to organize by folder and by tags, to drag and drop items among elements, to resize panes, to preview messages in preview pane via AJAX or similar technologies, to dynamically detect and act upon dates, e-mail addresses, and URLs within messages, and to store drafts and track sent messages.

(j)	Topology: ability for Client and User to create and manage parent and child account hierarchies with associated control mechanisms through API and web-based administrative interface. Ability of parent to manage and control child accounts such as adding, deleting, and modifying.

(k)	Administrative API and web-based interfaces which permit Client to provide Tier 1 support to Users.

(l)	Synacor shall provide Tier 2 and beyond support.

2. Neither Synacor nor any vendor or contractor to Synacor (including Zimbra or any replacement e-mail provider) shall use any information contained in User e-mails (inclusive of the content of the e-mails and also the header, subject and packet-type information, etc.), for advertising or any other purpose. The foregoing notwithstanding, Synacor and Synacor contractors, agents or partners may use such information for purposes of blocking or reducing SPAM or as otherwise necessary to provide the e-mail Service, to respond to or resolve User complaints, to investigate (at Client’s request) violation(s) of the TOU, to respond to subpoena requests or other legal requirements (subject to Section 5.7 of the Agreement), and as required to investigate suspicious activity.

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3. The e-mail Services shall comply with the following retention rules, subject to change by Client upon reasonable notice to Synacor:

(a)	Messages reasonably deemed to be SPAM will reside in the User’s SPAM folder for 2 days and will then be purged.

(b)	Messages in the User’s Trash folder will be purged after 14 days.

(c)	Unread messages in a User’s Inbox for more than 90 days will be deleted.

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SCHEDULE B

TO

MASTER SERVICES AGREEMENT

SEARCH SERVICES

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of search related Services to Users.

1. Definition of Search Services and Selection of Search Services Provider. Synacor shall be the exclusive provider of search Services on the Client Branded Portal that enable Users to receive descriptions and links associated with search results from search boxes (“Search Services”) placed within the Client Branded Portal, through its agreement with one or more Search Services providers (“Search Services Provider(s)”). As of the Effective Date, the sole Search Services Provider for the Qwest Residential Portal is Google Inc. As of the Effective Date, the sole Search Services Provider for the CenturyLink Residential Portal and the Business Portal is Google Inc. with complementary Search Services provided by Ask.com as the Complimentary Search Services Provider (as defined herein). [*]. “Search Services” are a subset of “Services” for all purposes of this Agreement. Search Services do not include searches or other entries in an address bar or mis-typed URLs in an address bar, and none of those shall be subject to the exclusivity provisions of this Schedule.

a. Operation of Search Services. Each time a User enters a search request in a search box (a “Search Query”), Synacor shall return to such User a set of up to 10 search results (each such set being referred to as a “Search Results Set”) and additional paid links (“Sponsored Links” or “AFS Ads”) as agreed to by the Parties. A Search Query will only return search results (including Sponsored Links) unless otherwise authorized in writing by Client; information entered as a Search Query may not be used to or for User profile-building by Synacor or the Search Services Provider.

b. Hosting and Control. At all times during the Term Synacor shall: (a) deliver and manage any and all pages that comprise the Client Branded Portal on which Search Services are provided; (b) maintain complete technical and editorial control of such Client Branded Portal (provided that the Client Branded Portal complies with Section 7 of Schedule C, with the exception of certain Content as provided in Section 1 of Schedule D); and (c) act as the intermediary for all transmissions between Search Services Provider and such sites.

c. Context Sensitive Advertising. Synacor may also provide context sensitive advertising (“Adsense for Content Ads” or “AFC Ads”) within the Client Branded Sites. Such context sensitive advertising will not be based on personally identifiable User information, and will comply with all applicable laws.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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2. Disclaimers. Client understands and agrees that, to the extent permitted by law, Search Services Provider shall not be liable for any damages, whether direct, indirect, incidental or consequential, arising from the Client Branded Portal’s access to or use of the Search Services.

3. No Warranties. Client understands and agrees that Search Services Provider, to the extent permitted by applicable law, makes no warranties, express or implied, with respect to the Search Services, including without limitation, warranties of merchantability, fitness for a particular purpose, and non-infringement.

4. Client Not Third Party Beneficiary. Client expressly acknowledges and agrees that Client is not a third party beneficiary under any agreement between Synacor and Search Services Provider.

5. Search Bar. Client expressly grants Synacor permission to include a search bar on the Client Branded Sites above the fold in a location mutually agreeable to the parties, such search bar to be of a reasonable size and positioning.

6. Competitive Search Results. Synacor will use commercially reasonable efforts to filter and block paid search results related to Client’s competitors listed in Schedule M2. However, Client understands and agrees that such filtering may not block out all paid competitor-related search results; however, Synacor shall take down any such paid competitor-related search results as soon as practical after discovery thereof (either on it own or by notice from a third party or Qwest). As of the Effective Date, Synacor is not able or allowed pursuant to its agreement with its Search Services Provider to filter or block non-paid search results. If, during the Term, Synacor is able and allowed to do so, Synacor shall use commercially reasonable efforts to filter and block non-paid search results related to Client’s competitors listed in Schedule M2. Just as with paid search results, Client understands and agrees that such filtering may not block out all non-paid competitor-related search results, but Synacor will take down any such paid competitor-related search results as soon as practical after discovery thereof.

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SCHEDULE C

TO

MASTER SERVICES AGREEMENT

ADVERTISING

The following establishes the terms and conditions by which the parties will work together to facilitate the delivery of Advertising Services to Client.

1.	Advertising Services.

a.	The advertising Services provided by Synacor may include, without limitation, the integration of e-commerce, video, banner advertising and other forms of advertising or advertising support content (videos with pre-roll ads included), in contextually relevant programmed areas (which areas are to be agreed upon in writing by the parties prior to implementation or change) throughout the Client Branded Portal and Email Service solely to the extent provided for or authorized by Client in Section 4 below (“Advertising Services”). Either party may sell advertising inventory directly to advertisers, and Synacor may sell advertising through advertising networks or other third parties. Any changes to Advertising Services or the types of Advertising Services that may, in Client’s reasonable opinion, have a negative impact on Client’s legal or regulatory risk (such as, for example, whether or not Synacor can engage in direct behavioral targeting of Users, which, as of the Effective Date, it may not without Client’s express written approval, but not including changes to the advertisers or ad networks placing the ads or other similar changes) must be approved in writing by Client prior to implementation. All Advertising Services shall be subject to the content restrictions in Section 7, below.

b.	Each party will ensure that any third party advertising networks through which it provides advertising on the Client Branded Portal are either (i) members of the Network Advertising Initiative (“NAI”) or (ii) agree to the NAI’s self-regulatory principles regarding Internet advertising practices and privacy and participate in the NAI’s related opt-out process. Ad networks utilized by Synacor in the provision of advertising may not gather personally identifiable information about Users on the Client Branded Portal without express User consent; accordingly, ad networks Synacor engages to provide advertising on the Client Branded Portal may not gather such information on the Client Branded Portal with cookies. In addition, neither the ad networks or any other third parties that Synacor might engage may collect, without User consent, individualized data, anonymous or otherwise, through cookies or otherwise on the Client Branded Portal, to use such data for retargeting of individuals on third party sites or sharing with third parties. With respect to ads Synacor places directly, Synacor either will not place a cookie (or similar software) on a User’s computer, or only use any data it collects through such software for Client, and not provide it to any third party (effectively allowing only first-party cookie use by Synacor). Synacor may not use User profile data to present ads on the Client Branded Portal or for ads on any third party sites (but ads on the Client Branded Portal may be targeted based on content viewed and clicked on by Users, in combination with the information otherwise lawfully collected). Synacor may not share individualized User profile data, anonymous or otherwise, with any other third party. The requirements set forth in this Section b will be applicable unless otherwise agreed to by Client in writing.

2.	User Rights Regarding Advertising. Client agrees to include language in its privacy policy clearly disclosing that third parties may be placing and reading cookies on Users’ browsers, or using web beacons to collect information, in the course of ads being served on its websites. Client’s privacy policy should also include information about User options for cookie management. Client will provide to Synacor a copy of its privacy policy for reference. Synacor will review Client’s privacy policy in effect as of the Effective Date for the purpose of verifying that the foregoing requirements are included.

3.	Advertisement Removal and Excluded Advertising. Client reserves the right to request that Synacor remove any advertisement related to which a User or any other person complains. Synacor shall disable such advertisement from the Client Branded Portal after receiving written notice from Client.

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4.	[*]

5.	Client Provided Advertising. Client may sell advertising inventory on the Client Branded Portal provided it meets the following criteria:

a.	The advertising is direct advertising (which includes advertising made available through a given advertiser’s advertising agency), not advertising sold through advertising networks or other third parties (such as Advertising.com or Specific Media).

b.	The CPM for such advertising shall be greater than the reasonable minimum threshold set by Synacor on a quarterly basis.

c.	Any advertising must have a frequency cap no greater than 5 times in a 24-hour period or such other frequency cap as the parties may reasonably agree from time to time.

6.	Training Related to Advertising Sales. Synacor agrees to provide training to Client related to advertising on the Client Branded Portal up to twice per year during the Term upon Client’s request. Such training will be provided to Client in a “train the trainer” format allowing the attendees to subsequently train other Client employees. Any such training can be provided at Client’s site, and the expenses related to such training shall be reimbursed by Client. If Client requires additional training, such training will be provided at Synacor’s then-standard rate.

7.	Content Restrictions. No advertising or other content included in Advertising Services by either party shall: (i) be obscene, defamatory, libelous, slanderous, profane, indecent or unlawful; (ii) infringe or misappropriate third party intellectual property rights; (iii) constitute “hate speech,” whether directed at an individual or a group, and whether based upon the race, sex, creed, national origin, religious affiliation, sexual orientation or language of such individual or group; (iv) facilitate or promote the sale or use of liquor, tobacco products or illicit drugs; (v) facilitate, promote or forward pyramid schemes, chain letters, or illegal contests; (vi) be otherwise intended to restrict or inhibit any person’s use or enjoyment of Services; or (vi) promote unlawful activities or (vii) contain fraudulent offers for good or services. Each party will follow industry standards designed to prevent the inclusion in its provided Content or advertising of viruses, worms, corrupted files, cracks, hackz or other materials that are intended to damage or render inoperable software, hardware or security measures of Client, any User or any third party.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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8.

Advertising of Client Services. Synacor will make available, at no cost to Client, one slide in the dynamic content component (“DCC” – the Content carousel above the fold on the Client Branded Portal) area for promotion of Client’s services. The Client promotions slide will appear in the 6th position or higher of the rotation unless otherwise agreed upon by the parties. Synacor and Client may also mutually agree from time to time to use a portion of the DCC area for cross channel promotions. Client’s promotion slides will adhere to Synacor’s technical guidelines which will be provided upon Client’s request to include a given promotion.

9.	Competitive Advertising Limitations. Synacor shall use commercially reasonable efforts to filter and block all ads for any of the companies set forth on Schedule M2 on any page within any of the Services. Client may only place companies on the list in Schedule M2 which market, promote, or advertise products or services that are competitive with Client’s long distance services, local telephony services, broadband access services, ATM Services, frame relay services, private telephone line services, business website hosting services, multi-channel video, VoIP, or wireless voice telephony services. Client may, upon written notice to Synacor, update Schedule M2, provided that Client understands and agrees that any additions to the list will not take effect for 15 business days from Synacor’s receipt of the notice. In the event a competitive advertisement is not appropriately filtered, it will be promptly removed upon identification of such advertisement.

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SCHEDULE D

TO

MASTER SERVICES AGREEMENT

PREMIUM PRODUCT & PRICING SCHEDULE

The Premium Products and related fees payable by Client to Synacor pursuant to the Agreement are set forth below.

1.	Premium Products and Associated Fees For Residential Portal.

Related premium content has been bundled into packages as described below (the “Premium Products”) and is hereby made available to Client for placement on the Residential Portal. In the event Client elects to place any of the Premium Products on the Residential Portal, Synacor shall bill Client each month for an amount determined by multiplying the number of Subscription Accounts (as defined below and as reported by Client to Synacor monthly) in a given month (based on the number of Subscription Accounts existing on the last day of the given month) by the monthly fees relating to the pertinent Premium Product(s) subscribed to by the specific Subscription Account, as applicable. Client shall have the right at any time to terminate any given Subscription Account, including, but not limited to, in the event the User has not paid for the applicable Content. For purposes herein, a “Subscription Account” is defined as an account that allows a User of a Residential Portal access to the identified Premium Products, Client Sourced Content for which Client requires authentication, and/or Synacor Sourced Content from the Residential Portal or other location as may be agreed to by the parties. In addition to other rights Client may have under this Agreement (including but not limited to Client’s right to eliminate or replace Synacor Sourced Content with Client Sourced Content at any time), Client may elect to require Synacor to use reasonable commercial efforts to provide reasonably equivalent Synacor Sourced Content at fees equal to or lower than those attributable to then-current Synacor Sourced Content, or to modify the Synacor Sourced Content mix as necessary to result in a mutually agreeable Premium Product. Synacor will use commercially reasonable efforts to ensure that its Synacor Sourced Content is current and relevant in the market. Synacor will not source Premium Products with the intent that such Content will not comply with the content restrictions in Section 7 of Schedule C. However, certain Content, such as movie or music related Content, may include some of the restrictions included in Section 7 of Schedule C.

(a)	Premium Products. The following Premium Products and Content are proposed, pending prior Content Provider approval, as an offering to be made available (on promotional and packaging terms mutually acceptable to Client and Synacor) to Client for distribution to Users with a Subscription Account for the Premium Product fees described below:

(i)	General Interest Package available on mycenturylink.com:

A.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student and Concise encyclopedias, and thousands of exclusive video and audio clips.

B.	Nick Jr. Boost – An educational online service available from the creators of Nick Jr. and Noggin. Preschoolers can acquire math, literacy and Spanish language skills with their favorite Nickelodeon friends.

C.	American Greetings – The ultimate card store on the Internet; enables Users to enhance their relationships by sending premium eCards and printed greetings and projects.

D.	MLB.com Live Baseball – Allows Users to listen to every regular season and postseason game (both home and away feeds), catch all the key plays with game highlights, watch the entire game or parts of archived games, and stay updated with daily fantasy baseball news and notes.

E.	NASCAR.com RaceView – Allows Users to see live racing action from 3 virtual camera angles, track pit stats and times, get instant crash and caution updates and view real time driver data positions. Users can move effortlessly between the entire field of drivers without missing a moment of the race, track driver speeds and times behind the race leader, and listen to driver and team communication.

F.	NHL® Premium Video – Select condensed NHL game videos available shortly after each game.

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G.	Fox Sports Video – Hundreds of ad-free videos across dozens of sports, easy to search and find what Users want; top sports news, spotlights and editors picks included.

H.	weather.com® (Weather Channel Video Service) – local, regional and national video weather reports and special feature categories.

(ii)	Education Package available on mycenturylink.com:

A.	Nick Jr. Boost – An educational online service available from the creators of Nick Jr. and Noggin. Preschoolers can acquire math, literacy and Spanish language skills with their favorite Nickelodeon friends.

B.	Clever Island – 90 interactive games and activities targeting 27 learning skills, with regular updates. Clever parent center with kids’ progress reports developed by experts from Hanna Barbara, The Learning Company and Harvard University.

C.	Award Funways – Funways is a 3D virtual world that children explore with the help of a personalized avatar, compelling learning tools, games and activities. The product is designed to promote learning in four key areas: literacy, math, creativity, and values.

D.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student and Concise encyclopedias, and thousands of exclusive video and audio clips.

E.	iKnowthat.com – Allows children from ages 2 to 12 to discover the magic and power of lifelong learning skills. All activities are highly interactive, and use state-of-the-art web multimedia, including heavy animation, sound, and digitized children’s voices.

F.	DK® Learning Games – DK Learning is high-caliber content from well-known children’s publisher Dorling Kindersley. Includes a wide range of a educational games and activities. Titles are specially designed for kids of all ages, including 3D World Atlas, I Love Spelling, Punctuation Made Easy, and many more.

G.	Boston Test Prep – Online SAT prep course makes the preparation process easy and quick. Practice with over 2500 SAT-style questions. Evaluate strengths and weakness immediately. Study with more than 30 audio/video lessons.

H.	Hoopah

(iii)	Games Package available on centurylink.net:

A.	LEGO PC Games – Access to download any of 18 Lego-branded PC games such as Lego Racers and Lego Island. Enjoy the safety and reliability of official, unmodified, Lego software offering full versions of Lego’s PC games for download.

B.	Yummy Arcade from Yummy Interactive – Hundreds of games for the everyday gamer with unlimited access, no time limits or annoying ads. Play your favorite games anytime, including Diner Dash, Bejeweled and many more.

C.	Atari Classics from Yummy Interactive – Bring back memories with original Atari 2600 and arcade games with unlimited access, no time limits or annoying ads. Play your favorite games anytime including Centipede, Breakout, Missile Command and many more.

D.	IGN Insider – IGN.com’s premier Insider Access, which includes exclusive ad-free access to reviews, codes, and previews.

E.	Shockwave® Unlimited™ – An advertising-free, premium games service, which provides Users with online and download access to a vast selection of games—hundreds of them.

(iv)	General Interest Package available on centurylink.net:

A.	American Greetings

B.	Clever Island

C.	Encyclopedia Britannica

D.	OX Sports

E.	MBL.com Gameday Audio

F.	NASCAR.COM RaceView

G.	NHL Premium Videos

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H.	Nick Jr. Boost

I.	Shockwave Unlimited

J.	The Weather Channel Premium Weather Video

(v)	Education Package available on Centurylink.net.

A.	Award Funways

B.	Boston Test Prep

C.	Clever Island

D.	DK Learning Games

E.	Encyclopedia Britannica

F.	Hoopah

G.	iKnowthat.com

H.	Nick Jr. Boost

(vi)	Internet Security: Synacor will make available a private label/white label security solutions suite (currently made available from F-Secure) that shall be branded as determined by Client in its sole and reasonable discretion subject to any limitations set by the security suite provider, consisting of the following components: virus & spyware protection, firewall, spam and phishing protection, automated software and virus signature upgrades, standard side grade (detects and/or removes competing security products at install of the security product) support for removing competitive programs on install, and Parental Control (for Consumer customers). Client will offer the Internet Security Premium Product to its Residential Portal Users throughout the Term [*]. Notwithstanding anything to the contrary contained in this Section 1.a (iv), Client may independently offer internet security services (including those provided from a third party supplier) directly to Users without Synacor’s consent or without termination of its offering of the private label/white label security solutions suite made available by Synacor as described in this Section 1.a(iv).

(vii)	Subscription Music Services: Synacor will make available a music service as described in Exhibit 1 to this Schedule D.

As Client’s existing related contracts expire, and/or as the need arises, Client will discuss with Synacor and consider in good faith Synacor’s then-current Premium Product offerings, including relevant economic terms, in the area of security, back-up and storage, and PC optimization tools.

(b)	Premium Product and Content Fees.

Monthly Subscription Fees (the fees identified below are the sole and only fees payable by Client to Synacor for the following Premium Products; no other costs, such as content delivery network costs, etc., shall be payable by Client to Synacor related to such Premium Products):

•	General Interest Package available on mycenturylink.com: Client’s cost shall be [*] per Subscription Account per month.

•	Education Package available on mycenturylink.com: Client’s cost shall be [*] per Subscription Account per month.

•	Games Package available on centurylink.net: Client’s cost shall be [*] per Subscription Account per month.

•	General Interest Package available on centurylink.net: Client’s cost shall be [*] per Subscription Account per month.

•	Education Package available on centurylink.net: Client’s cost shall be [*] per Subscription Account per month.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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•	Internet Security: Client’s cost shall be [*] per month (unless such Service is terminated and no longer offered in accordance with Section 1(a)(iv)).

•	Music: Client’s cost will be [*] per Subscription Account per month.

The foregoing fees are valid for these Premium Products to the extent the relevant Premium Product is implemented and offered by Client to Users within [*] of the Effective Date. If any such Premium Product is not implemented and offered to Users by such time, Synacor may set new fees at the time Client requests implementation of such Premium Product. Once implemented and offered to Users, the applicable fees at the time it is implemented and initially offered to Users shall remain constant for the remainder of the Term, unless Client suspends or terminates its offering of such Premium Products for a period of time during the Term.

2. Premium Products for the Business Portal: Synacor hereby agrees to make the Premium Products set forth below available, subject to Content Provider approval and the terms and conditions herein, for Synacor to include on the Business Portal at Client’s option. For purposes herein, a “Business Subscription Account” is defined as an account that allows a User of the Business Portal access to the identified Premium Products, Client Sourced Content for which Client requires authentication, and/or Synacor Sourced Content from the Business Portal. In the event Client elects to place any of the Premium Products on the Business Portal, Synacor shall bill Client each month for an amount determined by multiplying the number of Business Subscription Accounts in a given month (based on the number of Business Subscription Accounts existing on the last day of the given month) by the monthly fees relating to the pertinent Premium Product(s) subscribed to by the specific Business Subscription Account. Client will report the number of Business Subscription Accounts in any given month to Synacor by the second business day of the following month. Client shall have the right at any time to terminate any given Business Subscription Account, including, but not limited to, in the event the Business User has not paid for the applicable Content.

a.	Business Pack – As of the Amendment Effective Date, the following three Business Pack Services are available for Synacor to include on the Business Portal and Client may in turn offer them to its Business Users: Notwithstanding anything to the contrary in this Exhibit or in the Agreement, the Business Pack Premium Bundle shall be made available by Client only to its Business Users and not to any individual User.

•	3M Business Pack Service (“3M Service”): 3M Service shall include one free year vanity domain registration, Moonfruit Premium A, Zimbra Business Class.

•	5M Business Pack Service (“5M Service”): 5M Service shall include one free year vanity domain registration, Moonfruit Premium B, Zimbra Business Class.

•	10M Business Pack Service (“10M Service”): 10M (and higher speeds). Service shall include one free year vanity domain registration, Moonfruit Premium B, Zimbra Business Class.

Each of the Business Packs will also include the ability for the Activated Business User to register as many domain names as they choose (for an additional fee paid by the Activated Business User) and any one of those domain names are free as part of the Business Pack. The parties understand and agree that the free domain registration will not be available immediately, but Synacor will use commercially reasonable efforts to provide the one year of free domain registration by or before August 2009. Additionally, any Activated Business User subscribed to any of the Business Packs above will have the ability to use its own pre-existing domain name with such Business Pack, whether such domain name is registered with eNOM or another 3rd party domain registrar. However, the pre-existing domain name may not be used for the one year free domain registration promotion.

The Content that is included in the Business Packs is described as follows:

•

Moonfruit Website Building Service (2 Offerings) – Moonfruit Premium A and Moonfruit Premium B will be included in the Business Packs as indicated above. Such products are described in Section (b) of Exhibit 3.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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CONFIDENTIAL TREATMENT REQUESTED

•

Zimbra Business Class - Messaging and collaboration application that integrates email, contacts, shared calendar, and document sharing. Zimbra Business Class provides domain level administration and allows a company’s employees to utilize the same domain, share documents internally, use group scheduling, and inter-company calendar sharing.

b.	Business Pack Pricing - Client shall pay Synacor [*] per month if it has [*] or more Activated Business Users in a given month (including any Pre-existing Business Pack Users). Alternatively, if Client has between [*] Activated Business Users in any given month, Client will pay Synacor [*] per month. Alternatively, if Client has between [*] Activated Business Users in any given month, Client will pay Synacor [*] per month. Activated Business Users in a given month shall be calculated as the combined total of Activated Business Users of the 3M, 5M and 10M and higher speeds within the Business Pack Services. For administration purposes, the number of Activated Business Users may be adjusted every [*] based on the reports created by Synacor. Each Business User subscribed to the Business pack will only be counted as an Activated Business User once, and therefore Client will only be billed once per month for each subscription to the Business Pack.

c.	Internet Security - Included in the fee paid for Internet Security for the Residential Users, Synacor will make available a private label/white label security solutions suite (currently made available from F-Secure) for Business Portal Users that shall be branded as determined by Client in its sole and reasonable discretion subject to any limitations set by the security suite provider, consisting of the following components: virus & spyware protection, firewall, spam and phishing protection, automated software and virus signature upgrades, standard side grade (detects and/or removes competing security products at install of the security product) support for removing competitive programs on install, and Parental Control (for Consumer customers). Client will offer the Internet Security Premium Product to its Business Portal Users throughout the Term [*]. Notwithstanding anything to the contrary contained in this Section 1.a (iv), Client may independently offer internet security services (including those provided from a third party supplier) directly to Business Users without Synacor’s consent or without termination of its offering of the private label/white label security solutions suite made available by Synacor as described in this Section 2(c).

d.	Marketing and Reporting:

i.	Client Marketing Obligations. Client will market and provide sales support related to the Business Pack and free domain registration as mutually agreed by the parties, including without limitation, marketing information about the Business Pack in Client’s welcome kit to new Business Users and during the installation of the HSI service.

ii.	Synacor’s Activated Business User Reporting Obligations. Synacor will provide monthly reporting to Client specifying the new Activated Business Users, new Active Business Users and the total Activated Business Users and total Active Business Users in the relevant month. Synacor will provide a detailed user report that has a Total Active Business Users and Total Activated Business Users on a monthly basis, which will include the following data items:

1.	Account ID (This is the key identifier for the Client system – currently it is a 23 digit code, but this will be changing with the conversion to CenturyTel)

2.	Account Username

3.	Activated Term start date

4.	Dates customer became an Active Business User of products other than the initial product such customer used.

5.	Products or Services for which customer was an Active User in such month

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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6.	Customer’s Activated Term Status (Tracking how far along the customer is in its 12 month term or whether such customer is now month to month)

7.	Product(s) for which each customer is an Activated Business User

8.	Business Collaboration Suite Vanity Domain (if applicable)

9.	Moonfruit Domain (if applicable)

10.	eNOM Domain Registered (if applicable)

(iii.)	Synacor’s Moonfruit Reporting Obligations. Synacor will provide a Moonfruit data report which will include the following data items:

1.	Synacor ID

2.	Moonfruit Username

3.	Email entered during setup

4.	Signup date

5.	Last login into site editor

6.	Moonfruit Product Code

7.	<subdomain>.embarqspace.com

8.	Site locked (Y/N)

9.	Date site was locked

10.	Site deleted (Y/N)

11.	Date site was deleted

12.	Site last updated

13.	Date site was last visited

14.	Cumulative visit counts

15.	Date visit counter was reset by owner

16.	Number of members

17.	Pages

18.	Files

19.	Size of site

20.	Status of User as Active/Inactive

e. Support. The party shall have the following product-specific support obligations with regard to the Business Packs:

Zimbra

•

Synacor will provide webforms to add Client’s customers’ vanity domain to their Client account for user management, and documentation for such customers to modify their mail exchanger (“MX”) records, at no additional cost to Client.

•

Client will (i) ensure that its customer support representatives are familiar with basic vocabulary for domain registration and DNS, (ii) provide e-mail support for customer questions, and (iii) provide customer assistance (including, without limitation, user training, user interface redesign, domain deactivation) with migrating e-mail and address book entries into the Zimbra environment.

Moonfruit

•	Client will provide first level support.

•	Synacor will provide second level support

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Exhibit 1

To

Schedule D

Of the

Master Services Agreement

1. Service Description and General Overview. Synacor agrees to provide to Client the Music Service (as defined below) that Client may at its sole discretion, but is not required to, offer to Users. Synacor represents that Music Provider (as defined below) has the right to provide its service to Client and Synacor customers in the United States. “Music Provider” means MusicNet or another provider of music services as specified by Synacor. “Music Service” means the Music Provider’s music service, which includes a “music-on-demand” subscription service and a permanent download service containing music from multiple genres, available in CD-quality audio (encoded at I28kbps). Playback of downloaded tracks is currently accomplished through Windows Media Player.

2. Purchase Options

A PC subscription license (the “PC Subscription Model”) enables subscribers to stream or download music tracks to up to three (3) personal computers. Subscribers’ may, however, only access the Service from a single personal computer at a time.

A portable subscription license (the “Portable Subscription Model”) extends the PC Subscription Model and enables subscribers to transfer PC subscription downloads to Windows Media 10 supported portable devices. Subscribers may utilize a maximum of two (2) portable music players per subscription.

Permanent download license (the “Purchase Model”) enables subscribers to download and own individual music tracks or albums. Once a subscriber has been granted a Permanent download license, either by purchasing tracks for a fee or from a promotion, the tracks can be burned to a CD or transferred to an unlimited number of portable music players.

8. Digital Rights Management.

The Music Service uses Windows Media Digital Rights Management (“DRM”) to ensure that songs that arc downloaded as part of a subscription or purchased on a permanent download to own basis are not used in a manner that violates the rights of the copyright owner. Client will not interfere with or circumvent the DRM measures.

Songs selected on a PC Subscription Model or Portable Subscription Model basis can be streamed for immediate listening, or can be downloaded to a subscriber’s hard drive for playback later while off-line. The tracks and playlists selected as part of a PC Subscription Model or Portable Subscription Model will continue to be accessible as long as the subscriber’s subscription to the Service via the Client Portal is valid and their DRM license has been updated. Once a subscription under either the PC Subscription Model or Portable Subscription Model has been terminated or canceled, the licenses are automatically deactivated and downloaded songs can no longer be played. If the track license for a song downloaded by a subscriber has expired, the subscriber must reconnect to the Service via the Client Portal to revalidate the track license.

4. Blended Subscription/Portable Pricing

The PC/Portable Blended Subscription Service fees set forth in Section 1(b) of Schedule D is based on the assumption that no more than [*] of the subscribers will take the portable option. The Parties agree to renegotiate the rates set forth in this Section if greater than [*] of the subscribers utilize the portable functionality during a sixty (60) day period; provided that if such renegotiation period exceeds sixty (60)

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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days, Synacor shall have the right to specify the new rates to Client in its sole reasonable discretion. Wholesale rates charged to Client for subscribers to the Music Service before any such rate change will remain unchanged for the lesser of (i) [*] and (ii) [*], after which the wholesale fees per User shall be the then current fees for the PC/Portable Blended Subscription Service.

Synacor may adjust the price for the PC / Portable Blended Subscription Service any time, provided that Synacor may increase its fees only to reflect increased fees charged by any Music Provider, and any such new pricing shall become effective on the date specified in Synacor’s written notice, but not less than [*] days after such notice was sent by Synacor. Wholesale rate charged to Client for Users who subscribed to the Music Service before any such rate change will remain unchanged for the lesser of (i) [*] and (ii) [*], after which the wholesale rates charged to Client for such Users shall be the then current wholesale fees for the PC/Portable Blended Subscription Service.

5. Purchase Model. The Parties agree that all revenues and Client’s portion of the costs of the Purchase Model (including, but not limited to, actual and direct costs to Synacor assessed with respect to obtaining content from its music provider, additional actual and direct per transaction charges imposed by its music provider on, or passed through to, Synacor (e.g., studio fees), label and publishing fees, Verisign or other third party transaction costs, and credit card processing fees (collectively, “Costs”)) shall be aggregated and that Synacor shall share the Net Revenues (as defined herein) equally with Client in accordance with the applicable provisions of the Agreement. Net revenues shall be calculated as total gross revenues generated from Users of Client’s music service through the Purchase Model from all purchases of music tracks or albums, less (a) Client’s portion of the Costs, (b) refunds that Synacor or Client’s agents refund to a User, and (c) charge-backs (i.e., charges that credit card merchant pay to a customer after the customer successfully disputes an item on his or her credit card statement) (“Net Revenues”).

6. Terms of Use

Subscribers to the Client Music Service must abide by the Terms of Use of the Music Service, which may be updated from time to time by Synacor and will be accessible as a hyperlink from the Music Service.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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SCHEDULE E

TO

MASTER SERVICES AGREEMENT

CONTENT DISTRIBUTION TERMS AND CONDITIONS

1. Definitions

(a)	“Client Provider” means a third party from whom Client obtains distribution rights for the Client Sourced Content.

(b)	“Client Sourced Content” means the content (whether Portal Content or Premium Content) provided by Client or Client Providers which has been integrated into the Synacor platform technology and is offered either separately or as part of the Service.

(c)	“Content” means the Synacor Sourced Content and/or the Client Sourced Content, depending on the context of its use.

(d)	“Content Provider” means the Client Providers and Synacor Providers, collectively.

(e)	“Portal Content” means Content that is free to the User and that is available without entering a username and password.

(f)	“Premium Content” means subscription- and fee-based Content that requires a username and password to access.

(g)	“Premium Products” means two or more Premium Content offerings that are bundled into a single product.

(h)	“Synacor Provider” means a third party from whom Synacor obtains distribution rights for the Synacor Sourced Content.

(i)	“Synacor Sourced Content” means the content (whether Portal Content or Premium Content) provided by Synacor or Synacor Providers through Synacor and offered to Users, whether individually or bundled as part of a Premium Product.

(j)	“Activated Business User” shall mean any Business User that has subscribed to any one or more of the products or services in the Business Pack. Once an Activated Business User has subscribed to a product or service, such User shall remain an Activated Business User throughout the Activated Term.

(k)	“Activated Term” shall mean a period consisting of:

(i)	an initial twelve (12) months from the date a Business User becomes an Activated Business User of the initial product or service subscribed to within the Business Pack even if such User was not an Active Business User within such timeframe, plus

(ii)	an automatic renewal:

a.	on a monthly basis for customers of either Business Vanity Collaboration Suite or Moonfruit Premium Website Services that have been Active Business Users of either of such products in the prior consecutive three months, or

b.	on a twelve (12) month basis for Active Business Users of eNOM, even if such customer is no longer an Active Business User of the other products in the Business Pack, and even if such customer terminates its domain registration through eNOM during such 12 month period.

Automatic renewal of the Activated Term for a given customer will not occur if the relevant customer has been terminated from all services provided by Client.

(l)	“Active Business User” shall mean any Activated Business User that has used the applicable product or service within a given month. For purposes of the Premium Products on the Business Portal, it will be determined whether the applicable product or service has been used based on the following criteria:

(i)	For the Business Vanity Collaboration Suite: Customer will be considered to have used the product if such customer has a configured Zimbra Collaboration Suite to use a vanity domain.

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(ii)	For Moonfruit: Customer will be considered to have used the product if such customer has built a User Website and such user website has shown activity during a calendar month as evidenced by (1) the user making a change or modification to the user website, (2) visitor traffic to the user website.

(iii)	For the eNOM Domain Name: Customer will be considered to have used the service once such customer has registered a domain through eNOM until the end of the Activated Term during which such customer terminates the domain registration.

(m)	“Business User” shall mean any business customer of Client or its Affiliates that is a User.

2. Content. The Content to be included in the Client Branded Portal may be Synacor Sourced Content and/or Client Sourced Content, as agreed upon by the parties. All Portal Content and Premium Content are subject to the terms and conditions included in this Schedule. Client’s right to distribute the Synacor Sourced Content is a non-exclusive distribution right. Synacor will use commercially reasonable efforts to ensure that Content complies with the content restrictions in Section 7 of Schedule C; provided, however, that Client understands and agrees that some Content, including but not limited to movies and music, may not be in compliance with such restrictions.

3. Users, Registration Pages. It is intended that the Content will be accessed by Users through the System described in Section 4, below. Synacor may require the use of user interfaces or other identification verification methods in order for the Users to access the Content. As may be determined by the parties and subject to revision during the Term as the parties may determine, System web pages and/or Content will be hosted and served by Synacor or Client, subject to the approval of Synacor (such approval not to be unreasonably withheld).

4. Content Hosting and Delivery System. Synacor will provide to Client a content provisioning solution, and, with respect to Premium Content, Synacor will maintain a User registration and login system that is integrated with its Content provisioning solution (the “System”) which will be used to control User access to the Content and to manage the updating and delivery of the Content to the User. Depending upon the System implementation for Client, as such may be revised during the Term by consent of the parties, hosting and serving of Content may be provided by Client, Client Providers, Synacor and/or by Synacor Providers. To the extent that Synacor Provider’s systems are used to host or serve Content, the service levels and availability of such systems for Users will be no lower than the service levels and availability of such systems to other content distributors or consumers. Through the System, Synacor may, with Client’s permission: (i) offer new Content which it has obtained for distribution; (ii) create and modify bundles of Content to be made available to Users; (iii) edit or modify the editorial Content and design of the web pages with which the consumer interacts in order to access the Content; and (iv) remove any or all of the Content from availability to Client’s Users. Client shall notify Synacor of its decisions regarding the offering of Content through the System in writing, and Synacor shall take all commercially reasonable steps necessary to implement any such Client decisions as soon as is reasonably practicable; provided, however, that where Client requests that any specified piece of Content be removed from the System, Synacor shall remove such title or titles from the System as expeditiously as possible, and in all events within 72 hours after receipt of notice (e-mail or phone call will suffice) from Client.

5. Subscriber Billing. User billing will be the sole responsibility of Client.

6. Terms of Use. During portal registration, each Residential User or Business User must be presented with Client’s Terms of Use (including any restrictions related to use of the Content) (the “TOU”) which shall be presented as a link on the Client Branded Portal. Prior to acceptance of the TOU, Synacor shall present each Residential User or Business User with the opportunity to review and agree to the TOU. Synacor shall not amend, modify or otherwise change the TOU without the consent of Client, which will not be unreasonably withheld or delayed; provided, however, that the terms of the TOU may need to be updated by Client to the extent necessary to comply with the requirements of a Synacor Provider or applicable law. Prior to opening a Subscription Account for any given Premium Content or Premium Product, Synacor may require Residential Users and Business Users to agree to terms of use related to the given Premium Content or Premium Product, and User will be presented with Client’s TOU, which shall be presented as a link on the Client Branded Portal. Prior to acceptance of the TOU,

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Synacor shall present each Residential User or Business User with the opportunity to review and agree to the TOU. Client reserves the right to approve any such additional terms of use related to the given Premium Content or Premium Product.

7. Licenses.

(a) Subject to the provisions of the Agreement, Synacor grants to Client during the Term a limited, non-exclusive, non-transferable right and license to: (i) copy, transmit and distribute individual copies of the Synacor Sourced Content, solely for purposes of distributing the Synacor Sourced Content to Users located in the United States and otherwise fulfilling its obligations under this Agreement and under applicable laws and regulations; and (ii) use and utilize such Synacor and Synacor Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Synacor Properties”) in connection with the distribution of Content to Users pursuant to this Agreement. Client expressly agrees that it shall not, and shall not through contract, the TOU, or otherwise, give consent to any third party to duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in or to the Synacor Sourced Content or otherwise violate any intellectual property rights in the Synacor Sourced Content, including, but not limited to, copyrights of third parties therein.

(b) Subject to the provisions of the Agreement and any applicable, disclosed supplier agreement, Client grants to Synacor during the Term a limited, non-exclusive, non-transferable right and license (royalty free to Synacor) to: (i) transmit and distribute individual copies of the Client Sourced Content, solely for purposes of distributing the Client Sourced Content to Users; and (ii) use and utilize such Client and Client Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Client Properties”) in connection with the distribution of Content to Users pursuant to this Agreement. Synacor expressly agrees that it shall not, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in or to the Client Sourced Content or otherwise violate any intellectual property rights in the Client Sourced Content, including, but not limited to, copyrights of third parties therein.

(c) As to individual pieces of Content, the rights and licenses to use such Content as granted herein shall expire upon the expiration or earlier termination or expiration of the agreement pursuant to which distribution rights and license to such Content were obtained. Either party (the “Terminating Party”) shall have the right to terminate this Agreement immediately as to any particular Content upon notice to the other party: (i) if the Terminating Party reasonably believes the distribution of such Content exposes it to potential legal liability; or (ii) in the event a Synacor Provider or Client Provider ceases to operate a site or produce or distribute such Content.

8. Proprietary Rights.

(a) Subject to the rights and licenses granted in the Agreement, Synacor (and its licensors, including, but not limited to, the Synacor Providers) retains all rights, title and interest in and to all their respective copyrights, trademarks, trade names, logos, patents and other intellectual property and proprietary rights in and to the Synacor Sourced Content. No title to or ownership of any Synacor Sourced Content and/or any part thereof is hereby transferred to Client or any third party.

(b) Subject to the rights and licenses granted in the Agreement, Client (and its licensors, including, but not limited to, the Client Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Client Sourced Content. No title to or ownership of any Client Sourced Content and/or any part thereof is hereby transferred to Synacor or any third party. Client also retains all rights, title and interest in and to Client’s trademarks, trade names and logos. Synacor shall comply with all reasonable requests of Client to protect the proprietary rights of Client and its licensors.

(c) Except for any license granted herein or licenses otherwise granted to a party pursuant to it’s agreement with a Content Provider, neither party claims any licenses, rights, title, interest or intellectually property rights in the Content Provider Content, and the parties agree that all licenses, rights, title, interest and intellectual property rights of any kind in and to the Content Provider Content are claimed to be entirely owned or licensed by and reserved to the applicable Content Provider and may be used by the Content Provider in such manner as

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the Content Provider may choose. Each party agrees that to the extent it acquires or creates any rights in the Content Provider Content that may inure to such party in connection with this Agreement or from such party’s use of the Content Provider Content hereunder (hereinafter referred to as “Derivative Content”), it will (a) assign to the applicable Content Provider all right, title and interest in the Derivative Content, together with the goodwill attaching thereto, and (b) not register or attempt to register an intellectual property right in the Derivative Content. Each party agrees to execute and deliver to a Content Provider or the other party, as requested, any documents required to register it as a registered user of any Content Provider Content and to follow any instructions of a Content Provider or the other party as to the use of any Content Provider Content.

9. Content Provider Requirements.

(a) For Client Sourced Content that Client wants to make available on the Client Branded Portal, Client agrees to utilize the user interfaces or other identification verification methods of the System, as described in Section 3 of this Schedule, without modification, including, but not limited to, framing or co-branding, unless Client has obtained the prior written consent of Synacor to do otherwise.

(b) Client acknowledges and agrees that the look, feel, size and placement of any Synacor Sourced Content on the User access web pages (and any change or modification thereof), as described in Section 2 of this Schedule, is subject to Synacor’s approval, which may include terms, conditions and restrictions on the use of such Synacor Sourced Content or which may be withdrawn at any time.

(c) Access to the Premium Content may be included as part of a premium Client Internet service package which may be offered, on User terms to be solely determined by Client, as part of a premium tier of Internet service or at an additional charge payable by the User. Client will not, at any time, permit access to the Synacor Sourced Content by any person via the general Internet or other access method other than through Synacor’s System.

(d) Neither Synacor nor a Synacor Provider shall have any liability in the event a Synacor Provider exercises its rights to terminate the rights and licenses to use Synacor Sourced Content as provided in Section 6(c) of this Schedule.

(e) Client agrees that Synacor has the right to withdraw all Content upon termination or expiration of the Agreement (inclusive of any Wind-Down Period) without liability and, upon such termination or expiration, and at Client’s option, to provide for the seamless migration of any Users or subscribers of Synacor Sourced Content to the Synacor Provider.

(f) Without the consent of Synacor, and to the extent Synacor does not have the right to do the following, Client will not: (i) send any interstitials, pop-up windows, or other messages or files to Users during the time in which any Synacor Sourced Content is displayed, other than customer service or network security related messages; or (ii) sell any advertising in, on, or related to any Synacor Sourced Content, including but not limited to banners, buttons, links, streaming audio or streaming video advertisements. In connection with Synacor Sourced Content distributed pursuant to this Agreement, without the prior submission to Synacor of any relevant materials which Synacor may request (including, but not limited to, web pages), and unless Client has obtained Synacor’s or the relevant Synacor Provider’s written approval, Client will not use the name, logo or any of the proprietary marks of any Synacor Provider in any sales, advertising or marketing materials; provided, however, that: (1) Synacor agrees that it has permission from all necessary Synacor Providers to use, and to the extent such use is deemed a use by Client, to allow Client to use, such Synacor Provider’s name, logo and proprietary marks on the Client Branded Portal specifically as provided by Synacor for the Client Branded Portal; and (2) that Synacor shall review and approve or disapprove (in its reasonable discretion), or, where necessary, get the Synacor Provider’s approval or disapproval, of such proposed use of a Synacor Provider’s name, logo or proprietary marks within 5 calendar days of Client’s request to use such Synacor Provider’s name, logo or proprietary marks.

(g) Client and Synacor expressly acknowledge that each Content Provider is a third party beneficiary to the Agreement solely for purposes of enforcement of the provisions of this Agreement relating to the Content Provider’s Content, and that any Content Provider may, in its sole discretion, take any and all action, including but not limited to commencing any legal action, to enforce its rights pursuant to this Agreement.

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SCHEDULE F

TO

MASTER SERVICES AGREEMENT

SERVICE LEVEL AGREEMENT AND CUSTOMER SUPPORT PROCEDURES

SERVICE LEVELS

The parties agree that Terms of Sections I through X shall not apply to Activated Email Boxes. For Activated Email Boxes, the provisions of Sections XI through XX shall apply.

I. General

A. Client wishes to host Synacor’s Software and Client data related to the Service within a data center it designates on hardware purchased or leased by Client. Synacor will provide Client a list of recommended hardware which Client may purchase or lease. Client will procure and provision all hardware reasonably necessary to support and maintain the Services. Client will ensure that (i) the hardware and equipment associated with the Services are dedicated solely to the Service (unless otherwise agreed to by the parties), and are located in a caged, dedicated space within the data center, (ii) subject to reasonable facility access rules and restrictions and emergency or exigent circumstances during which access may be denied entirely, Synacor has authorized remote access to the data center and the relevant hardware 24x7x365 and physical access to the data center as necessary, and (iii) Client and any of its employees, agents or representatives will not access, modify, move, or otherwise disrupt the hardware or equipment related to the Service, either in person or remotely, except in emergency situations or when otherwise agreed to by the parties.

B. Client will be responsible for any outage of the data center or portions thereof caused by Client, its employees or agents and not caused by the equipment, Software or personnel (or agents) of Synacor. Synacor will perform daily onsite backups of all data to ensure recoverability of data in the event of an outage; Client will archive the images of such backups and store offsite in accordance with Client’s current business continuity/disaster recovery practices. Additionally, Client will be responsible to obtain and maintain 24x7x365 support for all hardware throughout the Term. Client will upgrade the hardware as reasonably necessary, including in the following instances: (a) if the Software stack that Synacor is maintaining, whether it is Synacor Software or other Software used in the provision of the Services, is no longer compatible with the underlying hardware or operating system (provided that Synacor is making the same or similar upgrade to similar equipment it uses to provide hosting for other clients for services similar to the Services). Synacor will provide Client with the appropriate new hardware bill of materials (“BOM”) for Client to procure and provision; (b) if the hardware vendor no longer supports the underlying operating system or firmware on such hardware, then Synacor will provide a recommended new hardware BOM for Client to procure and provision and Client will upgrade such hardware accordingly; and (c) if any of the hardware components fail, Client will be responsible to replace the failed component or ensure that its hardware vendor has access to the failed hardware for replacement, such replacement to occur as soon as reasonably practicable after notice from Synacor or when Client otherwise becomes aware of the hardware failure. In the event any hardware has failed, Client will ensure that it or its hardware support vendor works in good faith with Synacor to transition any Software or data to the new hardware as necessary.

C. Synacor shall provide, 7x24x365, the service levels in this Service Level Agreement (“SLA”), as follows, as measured on a monthly basis.

D. Contact Information:

Synacor Technical Service Support : 866.535.8286 or tss@synacor.com

Synacor Network Operations Center: [*]

Client Technical Services Support: [*]

Client NOC: [*]

Client hosting center (for escalations only): [*]

Each party will use commercially reasonable efforts to provide the other party at least 30 days’ prior notice if the foregoing contact information changes.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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II. Monitoring and Reporting

A. In an effort to detect potential problems before they impact the availability and performance of the System or Services, Synacor continuously monitors the status of the systems using both automated and manual tools employed in its 24 by 7 network operations center (“NOC”). Synacor shall report to Client, via email to [*] and via phone call to Technical Support Jeopardy Management at [*], immediately after discovery, all instances (however brief) of failures to meet Portal Availability (as defined below), Email System Availability (as defined below) and all other instances of incidents, outages or downtime affecting the User registration and login system or the Service (or portions thereof), regardless of whether or not Synacor bears responsibility for such failures, incidents, outages or downtime.

B. Synacor shall also provide Client monthly reports providing detailed information regarding incidents, outages or downtime affecting the Client Branded Portal (inclusive of Synacor provided Portal Content that is hosted by Synacor in a Synacor or QCC data center) and email Service, the duration of such, resolution and impact to monthly SLAs. Client will provide Synacor monthly reports providing detailed information regarding incidents, outages or downtime affecting the Client managed network infrastructure (network hardware and Internet connectivity). Synacor’s monthly reports to Client shall also include the following information:

1. MTA email server connections (measuring of the number of connections dropped due to email IP blacklists or reputation services):

(i)	Total number of connections made to Synacor email servers for Users; and

(ii)	Total number of connections dropped that are made to Synacor email servers for Users.

2. Email statistics (measuring the effectiveness of spam filtering);

(i)	Total number of emails accepted for Users;

(ii)	Total number of emails not delivered to Users due to spam filtering;

(iii)	Total number of emails for Users identified as infected with malware attachments;

(iv)	Total number of emails for Users identified with malicious URL links in the email; and

(v)	Total number of emails for Users delivered to Users but placed in their “junk” or “spam” email folders but not automatically deleted.

3. User complaints (measuring other malicious activities directed against Users):

(i)	Total number of phishing attempts of which Synacor becomes aware for email delivered to Users on Synacor’s email platform;

(ii)	Total number of compromised User accounts of which Synacor becomes aware; and

(iii)	Total number of automated and manual responses Synacor sent out to Users who sent in abuse complaints.

4. ISP complaints: any known blacklisting of Synacor IP space or email services that would affect delivery, sending or receiving of User email.

C. The parties will schedule a standing monthly operations review meeting that will cover all metrics covered in the monthly report (which schedule of meetings may be modified upon agreement of the parties).

III. Portal Availability

A. “Portal Availability” means that the Client-Branded Portal (inclusive of Synacor provided Portal Content that is hosted by Synacor in a Synacor or QCC data center) is fully functional with [*] average uptime in any calendar month. As an example, Content Synacor includes on the Portal from STATS and Grab Networks is not currently hosted by Synacor, but Content from AP and Events Media is hosted by Synacor. For these purposes, “Fully Functional” means that the applicable Service is continuously operable, available, and responsive to Client’s Users without delay or malfunction, [*]. Portal Availability excludes:

(i)	downtime or degradation due to Maintenance (as described in Section VII, below) provided that prior written notice of the maintenance window is given to Client;

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(ii)	the inability of Users to access the Client Branded Portal, Content, or any other Services as a result of such Users’ Internet/network connection;

(iii)	the inability of Client Providers to update or deliver Content, provided that the inability is not due, in whole or in part, to Synacor.

(iv)	downtime or degradation due to a security intrusion event as described in Section VI SECURITY, below, or a ‘denial-of-service’ attack from external sources outside Synacor’s control;

(v)	downtime or degradation due to problems with Client-provided data APIs, authentication mechanisms or similar services (except to the extent that such problem is due to an act or omission of Synacor or its agents, provided Synacor knew or reasonably should have known that it had an obligation to act);

(vi)	downtime or degradation of email services, which are covered under the separate service level requirements of Section IV;

(vii)	downtime or degradation due to Client’s or its data center’s unreasonable failure to permit Synacor remote access, in accordance with Schedule I, to the data center or the hardware on which the Service related Software and data reside;

(viii)	downtime or degradation due to a failure of Client’s hardware or bandwidth dedicated to the Services;

(ix)	downtime or degradation due to Client’s failure to comply with its obligations under this Schedule F or Schedule I; and

(x)	downtime or degradation due to Client’s failure to provide notice as set forth in Section V, below.

(xi)	downtime or degradation due to a failure of Client data center (including, but not limited to, any failure related to power or cooling) not resulting from the act or omission of Synacor or its agents.

B. Portal Availability Credits. If Synacor fails to meet the monthly SLAs above for any month during the Term (inclusive of the Wind-Down Period), as identified in the monthly report given to Client, and if Client makes a request to Synacor within [*] of the end of the month in which Synacor failed to meet the SLA, the Portal Availability credits set forth below will be applied to Client’s account for each month during which Synacor failed to meet the required Portal Availability. To the extent possible, the credits will be applied during the billing period following the month in which such failure occurs and shall be detailed as a separate line item on the invoice. For example, if SLA credits are due for failures that occurred in the month of September, such credits will be applied to the October billing period.

a.	A credit of [*] of the monthly Platform Fees identified in Attachment A in the applicable month, plus an additional [*] of such fees for every increment of [*] by which Portal Availability fails to meet the required percentage, up to a maximum of [*] of the Platform Fees which would otherwise have been payable by Client to Synacor for the applicable month.

b.	Chronic Portal or Synacor-hosted Content Unavailability. Client shall receive the credits set forth in (a) above, and in addition shall have the right to terminate the Agreement for cause upon 30 days written notice to Synacor, in the event that the Client Branded Portal or Synacor-hosted Content is unavailable for the duration of any of the following:

[*]

[*]

IV. Email System Availability

A. “Email System Availability” means that the email Services provided to Client, as described in subsections (i) through (iv) below, are Fully Functional with [*] average uptime in any calendar month.

(i). Webmail – core webmail features, including login, folder view, message view, and message composition.

(ii). Post Office Protocol (“POP”) – POP and Internet message access protocol (“IMAP”) access will be subject to the [*] Portal Availability measurement.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(iii). Incoming SMTP – [*] of incoming email will be delivered to the recipient’s mailbox within [*] minutes of receipt at Synacor’s SMTP servers, except where Synacor is receiving substantially more email than is normally received a denial-of-service attack or a severe increase in the amount of unsolicited email.

(iv). Outgoing SMTP – delivery of outgoing messages can be affected by a number of factors, including deferrals or rejections by receiving SMTP servers, faulty mail exchanger (“MX”) records, and Internet transit. However, Synacor guarantees that [*] of all outgoing email will be sent to its destination within [*] minutes, provided, however, that Synacor shall not be responsible for whether emails are received or accepted by the destination email.

B. For all email transactions and processing, Synacor shall, for security reasons, use Port 587 and exclude the use of Port 25.

C. Email System Availability excludes the following situations (to the extent beyond Synacor’s reasonable control):

(i)	mass mailings [*] by Client without prior notification to Synacor (so Synacor can mitigate systems impacted by such actions);

(ii)	a User being blocked or Client being blacklisted by a third-party as a result of mass mailings by Users;

(iii)	attacks perpetrated by compromised accounts (defined as an email account that an unauthorized user has gained access to and is able to act on behalf of the authorized User);

(iv)	open email relays on the Client’s network that are not managed by Synacor;

(v)	downtime or degradation due to Client’s or its data center’s failure to permit Synacor remote access to the data center or the hardware on which the Service related Software and data reside;

(vi)	downtime or degradation due to a failure of Client’s hardware or bandwidth dedicated to the e-mail Services;

(vii)	downtime or degradation due to Client’s failure to comply with its obligations under this Schedule F or Schedule I; and

(viii)	downtime or degradation due to Client’s failure to provide notice as set forth in Section V, below.

(ix)	downtime or degradation due to a failure of Client’s data center (including, but not limited to, any failure related to power or cooling) not resulting from the act or omission of Synacor or its agents.

D. Due to the distributed architecture Synacor uses to deliver email services, it is likely that downtime (email system unavailability) or degradation may only affect a subset of the total user base. In the event of a failure of one or more mail-drop servers, downtime (system unavailability) will be calculated based on the affected Users as a percentage of the total User base. For example, if 10% of the User base was affected by the email system unavailability for 30 minutes, the official downtime would be 3 minutes. [*]

E. Email System Availability Credits. If Synacor fails to meet the monthly SLAs above for any month during the Term (inclusive of the Wind-Down Period), as identified in the automated monthly report given to Client, and if Client makes a request to Synacor within 30 days of the end of the month in which Synacor failed to meet the SLA, the Email System Availability credits set forth below will be applied to Client’s account for each instance of Synacor’s failure to meet the required Email System Availability. To the extent possible, the credits will be applied during the billing period following the month in which such failure occurs and shall be detailed as a separate line item on the invoice. For example, if SLA credits are due for failures that occurred in the month of September, such credits will be applied to the October billing period.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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a.	A credit of [*] of the monthly Platform Fees identified in Attachment A in the applicable month, plus an additional [*] of such fees for every increment of [*] by which Email System Availability fails to meet the required percentage, up to a maximum of [*] of the fees for email Services which would otherwise have been payable by Client to Synacor for the applicable month.

b.	Chronic Email System Unavailability. Client shall receive the credits set forth in (a) above, and in addition shall have the right to terminate the Agreement upon 30 days written notice to Synacor, in the event that email Services are unavailable for the duration of any of the following:

[*]

[*]

V. Client Changes and/or Actions

Prior to taking any of the actions identified below, and unless different (or no) notice requirements with respect to any such actions are agreed upon in a written implementation plan, Client shall give Synacor notice, as set forth below, with respect to the various actions set forth below:

Action / Change	Required Notification
Addition, by the Client, of third-party Content or application to the System (for example, advertising or marketing promotions) that is not routine or otherwise the subject of an integration plan.	Client will provide full technical details of proposed change to Synacor [*] prior to implementation.

Insertion, by the Client or its delegates, of HTML Content using Synacor’s content publishing interfaces and APIs.	Client will notify Synacor at least [*] prior to insertion.

Addition of new cookies to portal or webmail domain or q.com domain (or other domains managed by Synacor on behalf of the Client under this Agreement) by Client or third party acting on behalf of Client.	Client will notify Synacor at least [*] prior to implementation.

Promotions or other marketing activities that Client reasonably believes will increase Client Branded Portal usage by [*] or more.	Client will notify Synacor at least [*] prior to undertaking such promotions or marketing activities.

Material changes to Synacor-facing APIs and data exchange mechanisms.	Client will use reasonable efforts to notify Synacor at least [*] prior to implementation.

Changes to the hosting facilities (inclusive of managed network infrastructure, and exclusive of a move of the data center which would require more advanced notice) and/or bandwidth provided to Synacor hereunder.	Client will notify Synacor at least [*] prior to undertaking maintenance or testing that Client reasonably believes will impact Synacor’s provision of the Services.

Sending of mass emails by Client.	Client will notify Synacor at least [*] prior to mailings to [*] or more of HSI Subscribers.

Changes / configurations to name service, including MX record.	Client will notify Synacor at least [*] prior to implementation.

VI. Security

A. Synacor’s security team proactively evaluates network security risk, inclusive of risk to the system and Services, develops and implements policies and incident prevention programs, educates management and staff about security policies, and handles computer security incidents.

B. System Intrusion. In the event of a System intrusion by an unauthorized person or malicious code, affected parties will be notified and a solution will be implemented. Notification of such events to Client by Synacor will occur upon confirmation by Synacor’s security team that there was a bona fide intrusion event, but in no event later than 3 days after the event.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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C. Network Security. Synacor will at all times during the Term maintain network firewalls, load balancers and intrusion detection devices to prevent, among other problems, unauthorized access to the network infrastructure and Systems. Network attacks such as denial-of-service attacks are logged. Synacor will notify Client when such attacks are detected and collaborate with Client to assess the validity of such attacks. Synacor shall at all times during the Term encrypt data during the Client authentication process and Synacor shall update Client should changes occur to such process.

D. Physical Security. As between the parties, Client shall be responsible to ensure the physical security of the data center and the hardware and equipment dedicated to the Services and System within the hosting center used by Client. With regard to any failure by Client to maintain security of the hardware Synacor shall be entitled to relief from the applicable SLAs as outlined above. Additionally, Synacor will not be responsible for, and Client agrees to indemnify Synacor for, any third party Claims related to data loss that results from Client’s failure to maintain physical security of the hardware, provided that the loss is not caused by Synacor or its agents or representatives.

E. Phishing Attacks/Attempts. In addition to the foregoing, Synacor shall immediately notify Client’s security team, at [*] (or such other number or e-mail address (Client may request that these notifications occur via email) as provided by Client to Synacor), of all instances or attempts of phishing directed at Users.

VII. Maintenance Windows

A. Synacor may reserve one or more windows for weekly application revision/infrastructure maintenance, should the need for such maintenance arise. Typically Synacor conducts maintenance in a 4 hour window from 1:00am to 5:00 am Mountain Time every Monday (“Scheduled Maintenance Window”) and will use commercially reasonable efforts to perform such maintenance during times of least impact to Users. However, Synacor may move or add maintenance windows as necessary. In the event maintenance will be needed during the Scheduled Maintenance Window, Synacor will notify the Client no less than 2 business days prior to the window. In the event a maintenance window needs to be moved or added, Synacor will gain written approval from Client of the day and specified window of time for such maintenance prior to conducting such maintenance. If it is determined during the conduct of any maintenance that the maintenance will run over the allotted or agreed window, Client will be notified immediately via e-mail to [*] and via phone call to Technical Support Jeopardy Management at [*] and be asked to provide, at its reasonable discretion, approval for the extension, and receive regular updates until the maintenance is complete. During these maintenance windows and any approved extensions thereof, the System and Services may be unavailable to Client and Client’s Users. Scheduled Maintenance Windows and any approved extensions thereof are not counted against Portal or Email Availability percentages.

VIII. Emergency Maintenance Notification

A. In the event that maintenance is required outside of the Scheduled Maintenance Window and it will adversely affect Client’s Users, Synacor will notify Client about the emergency maintenance window as soon as Synacor determines such emergency maintenance window is needed. Notification will detail the expected degree of adverse effect on the applicable Service or availability thereof. Emergency maintenance windows are counted against Portal or Email Availability percentages (as applicable), unless Synacor and Client mutually agree otherwise in writing (email being sufficient for this purpose).

IX. Customer Support Procedures

A. Incident Management.

Tier 1 – Client will provide first level support to Users, consisting of: (i) handling questions from Users regarding customer/technical support, order processing, data center related issues, network infrastructure (network hardware and Internet connectivity) and related issues and use of the Service; and (ii) accepting and responding to problem calls from Users relating to the Service; (iii) supporting User devices and underlying Client systems and architecture; and (iv) providing notification to Synacor of changes, maintenance, and outages of underling systems that may affect Service.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Tier 2/Tier 3 – Synacor will provide second level support to Client and Users, consisting of: (i) accepting and responding to problem escalations reported by Users or representatives of Client with regard to problems that cannot be resolved by Client; (ii) resolving reported problems; (iii) providing notification to Client of changes, maintenance, and outages of underlying systems that may affect Service.

Synacor will provide Client and Users (in the case of Users, Tier 2 and Tier 3 level support) the following:

(i)	Technical support offered in English.

(ii)	Email address for submitting 2nd level support incidents to Synacor.

(iii)	Phone support (via warm transfer) 24 hours a day, 7 days a week.

B. Priority. Client will estimate the priority at the time the incident is reported. The priority can change at any time during the process. Incidents will be categorized by product category, with the following priorities definitions:

Priority 1 (P1) means that the system or Service is substantially non-operational such that it causes severe commercial impact and there are no known workarounds.

Priority 2 (P2) means a problem with the system or Service that causes significant commercial impact which cannot be resolved (temporarily) by workarounds.

Priority 3 (P3) means a non-critical problem or incident with the system or Service where Client is able to continue to utilize the System or Service and a workaround is not available.

Priority 4 (P4) means an incident that is not a P1, P2, or P3 incident, is non-critical, and for which an applicable workaround is available.

“Support Response Time” means the elapsed time between the incident escalation by Client and the time within which Synacor begins support as verified by a verbal or email confirmation to Client.

Standard Support Response Times are as follows:

Incident Priority	Initial Synacor Response	System Fix or Workaround Implemented
P1	[*]	[*]
P2	[*]	[*]
P3	[*]	[*]
P4	[*]	[*]

[*]

C. Synacor will be responsible for the control and management of incident calls and assignment of priority and escalation to resources within Synacor in its sole and absolute discretion. Client reserves the right to escalate as reasonably required should stated response times not be met or response is not detailed enough for Client to manage overall customer response (IVR, internal escalation, etc). Synacor shall provide Client a monthly report detailing Tier 2 and 3 calls made to Synacor during the month (inclusive of incident description, duration/resolution of incident, impact of incident and response times for each incident).

X. Escalation Path

A. The escalation process consists of the reporting, troubleshooting, diagnosis, and resolution processes. The table below sets forth the time within which a specified Synacor employee or agent will respond to contacts regarding any system or Service incidents, outages or failures or any support inquiries identified by either Client, Synacor or any Content Provider. All incidents are initially assigned to a Synacor support engineer to be addressed

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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substantially in accordance with the Standard Support Response Times set forth above and will thereafter follow the escalation path set forth below; upon reasonable request by Client, Synacor will move an escalation from the Standard Support Response Times to the escalation path set forth below. However, Synacor may choose from time to time to handle issues outside of the escalation path indicated below if, in Synacor’s reasonable judgment, such issues either need to be escalated more quickly or can be resolved without escalation, but in any such event Synacor’s response time shall not exceed the response times set forth above.

Escalation Levels	Escalation Response Time	Synacor (individual contacts and phone numbers may change from time to time upon written notice)
Level 1	Synacor Technical Support Agents available 24 hours per day, 7 days per week for portal issues. M-F for vendor issues, provided that severe incidents will be initially supported by Synacor and escalated to the relevant vendor during weekends as well.	Synacor TSS Team tss@synacor.com 1.866.535.8286

Level 2	Level 2 should be contacted if the issue is not answered within 15 minutes.	Support Supervisor [*]

Level 3	Level 3 should be contacted if the issue is not answered within 15 minutes from either Level 1 or Level 2.	Operations Support Manager

Level 4	Level 4 should be contacted if the issue is not answered within 30 minutes from Level 1, Level 2 or Level 3.	Director of IT [*]

Level 5	Level 5 should be contacted if the issue is not answered within 60 minutes from Level 1, Level 2, Level 3 or Level 4.	VP of IT [*]

Sections XI through XX below shall only apply to Activated Email Boxes.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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XI. General

Synacor shall provide the agreed to service levels seven (7) days a week, twenty-four (24) hours a day, consisting of monitoring, notification, repair of service outages and maintenance, as set forth in this SLA.

It is expected that the evaluation of Synacor’s performance against this SLA will be evaluated on a monthly basis beginning ninety (90) days from the date of activation of this SLA.

This agreement excludes events resulting from failures of Content Providers’ hosting and/or delivery systems, acts of God, war, acts by civil or military authorities, energy shortages, or other causes beyond Synacor’s control, whether or not similar to the foregoing.

Client should direct all requests for support to Synacor’s Technical Support Group. To reach Synacor’s Technical Support by phone dial 1-866-5358286 or by e-mail at tss@synacor.com

XII. Monitoring

In an effort to detect potential problems before they impact the availability and performance of the system or services, Synacor monitors the status of the systems using both automated and manual tools employed in its 24 by 7 network operations center (NOC). [*]

This monitoring includes but is not limited to:

System availability, Service availability, System load and performance, Network availability and performance, System Usage

XIII. System Availability

A. “System Availability” means that the Synacor Services and any software application running on the servers that support Client are fully functional with [*] average uptime, as measured continuously on a calendar month basis. For these purposes, fully functional means that the environment and links are continuously operable, available and responsive to User without delay or malfunction. System Availability excludes: (i) downtime attributable to Scheduled Maintenance (as defined herein); (ii) the inability of Users to access Content as a result of such Users’ Internet/network connection; (iii) impediments affecting the path (route) traveled in accessing Synacor’s systems except for those facilities owned, operated or maintained by Synacor or by a third party on behalf of Synacor; and (iv) the inability of Synacor Providers and Client Sourced Content Providers to update or deliver Content, provided that the inability is not due, in whole or in part, to Synacor.

B. Client shall have the right to separately measure System Availability in order to ascertain and report System Availability deficiencies provided that such measuring does not adversely affect System availability. In the event of discrepancies between Synacor’s testing results and those of Client, the Parties shall establish a workgroup of individuals from both Parties to ascertain the source of and reason for the discrepancy, to identify the correct measurements, resolve in good faith any issues pertaining to the testing methods, and if applicable, to determine whether a remedy is due to Client.

C. System Availability Credits - The System Availability credits set forth below will be applied to Client’s account for each instance of Synacor’s failure to meet the required System Availability of [*] during any calendar month during the Term of this Agreement. To the extent possible, the credits will be applied during the calendar month in which such failure occurs and shall be detailed as a separate line item on the invoice:

a. [*]

b. [*]

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c. Chronic System Unavailability after Change in Control of Synacor: If a Change in Control of Synacor occurs as set forth in Section 6.3(b) of the Master Services Agreement, Client shall receive the credits set forth in (a) above, and in addition shall have the right to terminate the Master Service Agreement upon thirty (30) days written notice to Synacor, in the event that System Availability is out or impaired for the duration of any of the following: (i) two (2) or more separate occasions lasting eight (8) or more hours each in any rolling two (2) month period; (ii) twelve (12) hours aggregated over any rolling thirty (30) day period; (iii) thirty-two (32) hours aggregated over any rolling ninety (90) day period; (iv) sixty-four (64) hours aggregated over any rolling six (6)-month period; or (v) one hundred (100) hours aggregated over any twelve (12) month period.

XIV. Data Integrity and Retention

A. Data Integrity - Synacor employs sophisticated RAID techniques to ensure the integrity of the data on its servers; the data is written to two disks simultaneously to prevent data loss in the event of hardware failure. Synacor performs routine server backups for disaster recovery purposes only. Server backup scope and scheduling is at Synacor’s sole discretion. Synacor shall not perform backup or restore of the data upon your request unless such backup is provided as a service under your purchase agreement. In addition, Synacor will maintain the highest level of data security and confidentiality as is commercially reasonable in this industry.

B. [*]

XV. Security

Synacor’s Security Department maintains the security, stability and integrity of Synacor’s systems and networks as well as to ensure proper conduct by the Users.

System Intrusion - In the event of a system intrusion by a “cracker” or “hacker”, the affected party(ies) will be notified and a solution will be implemented. Notification will occur upon identification of intrusion and the investigation of such identifications by Synacor’

Network Security — Synacor maintains network firewalls and intrusion detection devices to prevent unauthorized access to the network infrastructure and systems. Network attacks such as Denial —of-Service attacks are logged and notification will occur when such attacks are verified.

XVI. Scheduled Maintenance Windows

Synacor has reserved a two (2) hour window from 3:00am - 5:00am EST every Monday morning for weekly maintenance, should the need for such maintenance arise. In the event that this window will be needed in a given week, Synacor will notify the Client no less than two business days prior to the window. If it is determined during the window that the scheduled maintenance will run over the two (2) hour window, the Client will be notified immediately and receive regular updates until the period is complete. During these scheduled maintenance periods, the system and services may be unavailable to Client and Client’s Users. Scheduled Maintenance Windows are not counted against System Availability percentages.

XVII. Emergency Maintenance Notification

In the event that emergency maintenance is required, during which time the system and services will be unavailable to Client and Client’s Users. Synacor will notify Client during this window via email to a designated distribution list of Client employees. Emergency maintenance windows are counted against System Availability percentages.

XVIII. Incident Management

Synacor’s Client Support Group will be responsible for the control and management of incident calls and their assignment of priority and escalation to resources within Synacor in their sole and absolute discretion.

When analyzing a case, it is important that the client understand that the Client Support Group will expect the partner or the Users to aid in the analysis by providing any information and performing any actions or tasks requested by the analyst. The client who is not willing to assist the analyst must understand that the case may take longer to solve and will not be included in the measurement of this service level agreement.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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The following priority allocations will apply:

Priority 1 -

These cases are defined as a Synacor system condition where [*] or more of the User population is affected in their ability to access services as a result of outage across a service location, and/or the Synacor system that supports new data subscriber activations is unresponsive.

Time Frame - Response to the client and efforts to resolve the problem will occur within [*] of identification or receipt of notification

Follow-up - Provide updates to the client at appropriate intervals until problem is resolved.

Priority 2 - These cases are defined as a Synacor system condition where less than [*] of the User population is affected in their ability to access services.

Time Frame - Response to the client and efforts to resolve e problem will occur within [*] of identification or receipt of notification

Follow-up - Provide updates to the client every [*] until problem is resolved.

Priority 3 - These cases are problems other than those meeting the specifications of Priority 1 or Priority 2.

Time Frame - Response to the client within [*] of identification or receipt of notification

Follow-up - Provide updates to the client at appropriate intervals until problem is resolved.

Upon the identification of a system event, Synacor will make every commercially reasonable effort to correct the system or service event if the most expeditious manner possible.

XIX. Customer Care Escalations

Escalation and Tracking Process. Synacor will provide and track trouble-call escalations from Client’s Technical Support Group. Synacor Customer Service will utilize two (2) escalation methods from Client:

(a) E-mail: Client will e-mail Synacor its request for support: tss@synacor.com A Synacor customer agent will respond to the question with the answer or will issue a Tracking number to each matter that is escalated (as set forth above). The Synacor customer agent will then notify the Client escalation group with the appropriate timeline for any escalation to be resolved.

(b) Phone: Client can reach Client Care group [*] by calling 1-866-535-8286. In the event that a support issue requires Priority 1 treatment, or is otherwise better addressed by a telephone call rather than e-mail, Client may bypass Escalation Level 1 (as defined below) support and apply Escalation Level 3 support and initiate a call directly to a Synacor support specialist. Such calls will be placed solely from the Client escalation group person(s) who is/are responsible for initiating Level 3 support requests. Following each such call, a Client escalation Level 3 support person will send an e-mail confirming all the technical details regarding the issue. Synacor will then follow the same process of tracking such issues via the e-mail Tracking system. Synacor will provide prior written notice to Client of any change in the telephone contact number.

The escalation process begins with the troubleshooting, diagnosis, and resolution processes. As Client’s service team receives alerts they will be prioritized by Synacor based on the gravity and urgency of the underlying problem and assigned to a Synacor support technician in accordance with the Synacor Escalation Response Times and the Issue Severity tables set forth below.

Each time Synacor escalates an issue to the next level, Synacor shall send an email confirming escalation. The email shall go to Client’s designated contact for the applicable Level.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Escalation Levels

Level 1 - Email

Technical Support Agent: Synacor Technical Support Agents available [*].

Level 2 — Voice

Support Specialist: If Level 1 issue is not resolved within [*] from the time the issue is reported to Level 1, then Synacor will automatically escalate to Level 2.

Level 3

Support Management: If Level 2 issue is not resolved within [*] from the time the issue is escalated to Level 2, then Synacor will automatically escalate to Level 3.

Level 4

Account Manager: If Level 3 issue not resolved within [*] from the time the issue is escalated to Level 3, then Synacor will automatically escalate to Level 4.

Level 5

Product Management: If Level 4 issue not resolved within [*] from the time the issue is escalated to Level 4, then Synacor will automatically escalate to Level 5.

Level 6

Vice President: If Level 5 issue not resolved within [*] from the time the issue is escalated to Level 5, then Synacor will automatically escalate to Level 6.

Synacor will maintain a table with contact information for the Level 1— Level 6 contacts and will be responsible for keeping it current. The contacts and response times will be distributed to Client and/or provided in Client’s administration information section located at admin.Synacor.com.

XX. Reporting

Synacor will provide to Client, through a web-based interface, any and all User reporting that Synacor tracks following a schedule mutually agreed upon by the Parties. Furthermore, Synacor will use its best efforts to provide, through the same web-based interface, access to the following reporting tools, to the extent any of the following data points are not normally tracked by Synacor. All data points below will be differentiated between Business and Consumer Users:

EMAIL USAGE DATA

1.	Number of Users (Primary and Secondary)

2.	Storage Capacity Used

3.	POP vs. Webmail

4.	Anti-spam Statistics

5.	Total Unread & Deleted Messages

Such reporting tools can be enhanced as mutually agreed at Synacor’s standard professional services rate.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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SCHEDULE G

TO

MASTER SERVICES AGREEMENT

[Reserved]

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SCHEDULE H

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MASTER SERVICES AGREEMENT

DEVELOPMENT SERVICES

1. Phase 1 (the time period for Phase 1 shall be set forth in Schedule J).

A. Support Representative Authentication: With regard to the support tool for Client’s support representatives, during Phase 1, authentication will be provided on an individual representative level basis using a proxy to an active directory source managed by Client.

B. Links to Client Content: Synacor shall provide Client Branded Portal links to Client Content, including Client’s “qZone.”

C. Registration Flow: Synacor will provide a registration flow for new Users, but Client will be responsible to either (i) utilize Synacor’s standard APIs with Client’s Quick Connect integration flow tool for the registration process, or (ii) utilize a walled-garden hand-off to Synacor’s registration flow from Client’s Quick Connect installation flow tool, as will be further described in Schedule J.

2. Phase 2 (the time period for Phase 2 shall be set forth in Schedule J).

A. Support Representative Authentication: With regard to the support tool for Client’s support representatives, during Phase 2, and provided Client’s LDAP is available, Synacor will integrate with Client’s LDAP to allow for authentication for single sign-on at an individual representative level.

B. APIs: Synacor shall provide Client with authentication and session management APIs. These APIs shall be subject to the Portal Availability requirements and credits sections of Schedule F as if they were the Client Branded Portal thereunder. The APIs shall allow Client to: (1) programmatically authenticate Users; (2) distinguish between primary and secondary accounts; (3) link Users back to a Client account; and (4) programmatically manage User sessions.

C. Account Creation Mask: At Client’s request, Synacor will provide an account creation mask that will provide Users that are not HSI Subscribers with a 4 digit number and name.

3. Phase 3 (the time period for Phase 3 shall be set forth in Schedule J).

A. Integration with Client’s “MyAccount” and Parental Controls: Synacor shall integrate Client’s “MyAccount” and parental control features into the Client Branded Portal.

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SCHEDULE I

TO

MASTER SERVICES AGREEMENT

HOSTING SERVICES

1. General.

(a) All aspects of where the hosting of the Services will be provided and how the hosting of the Services will be provided shall be determined in Client’s reasonable discretion, provided that Client will discuss any proposed changes thereto with Synacor to the extent such changes have the potential to impact delivery of the Services; Client may change the where or how of hosting on reasonable advance notice to Synacor. The hosting provided by Client includes a high-speed network connection to the Internet via an Ethernet LAN connection from the CPE to the Qwest Communications Corporation (“QCC”) backbone through which Synacor will have continuous access, subject to the Hosting SLA set forth in Exhibit 1 to this Schedule I. Neither QC nor QCC exercises any control over Synacor’s content (e.g., text, data, images, sounds, programs, code, etc.) and other materials transmitted through the hosting services hereunder.

2. Hosting Terms.

(a) Premises.

(i) License Grant. Client hereby grants Synacor a limited, personal, non-exclusive, non-transferable license (“License”) to, when invited by Client, access the area within a QCC CyberCenter (the “Premises”) where the System and Services equipment and Software are hosted, as reasonably necessary in order to install, maintain and operate the System, Software and Services resident in or provided via equipment located in the Premises. Synacor, through its Authorized Representatives (with “Authorized Representative” meaning one of no more than 6 individuals (e.g., employee, contractor, etc.) that Synacor designates in writing as having authority to access the Premises on Synacor’s behalf), may, when permitted, access and use the Premises only for the foregoing purposes and to interconnect with QCC’s network.

(ii) Direct Physical Access to Premises. Whenever accessing the Premises, Synacor and its Authorized Representatives will comply with the requirements of any lease, policies, rules and regulations of QCC or its lessor, including, but not limited to, the Qwest Standards for Facility Security and Rules of Conduct (the “Standards”) to the extent provided to Synacor by Qwest. Such Standards are subject to change at QCC’s sole discretion, and Qwest will provide Synacor with updates as changes are made. The following items are prohibited in the Premises: explosives, tobacco-related products, weapons, cameras (e.g., video, web, etc.), video tape recorders, hazardous materials, flammable liquid or gases or similar materials, electro-magnetic devices, or other materials or equipment that QCC, at any time and at its sole discretion, deems prohibited. Only Authorized Representatives are permitted to access the Premises on Synacor’s behalf. QCC, at its sole but reasonable discretion, may refuse to allow an Authorized Representative to enter the Premises. If refusal of Authorized Representative is unreasonable and is the cause of Service downtime or degradation, Synacor will not be liable for SLA credits under Schedule F to the extent of Client’s cause of the downtime or degradation. Authorized Representatives entering the Premises may, at QCC’s sole discretion, be required to be accompanied by an authorized employee or agent of QCC (the “Escort”). All of Synacor’s work in the Premises will be performed in a safe and workmanlike manner. Synacor and its Authorized Representatives will not alter or tamper with any property or space within the CyberCenter. Synacor’s work operations in the Premises may be suspended if, in Escort’s sole discretion, any hazardous conditions arise or any unsafe or insecure practices are being conducted. In order to provide Synacor with physical access to the Premises and proximity to equipment owned by third parties, Synacor will at all times during which it or its agents access(es) the Premises, at its own cost and expense, carry and maintain the following insurance coverage with insurers having a minimum “Best’s” rating of A VII (A-7): (a) commercial general liability insurance covering claims for bodily injury, death, personal injury, or property damage (including loss of use) occurring or arising out of the license, use or occupancy of the Premises by Synacor, including coverage for premises-operation, products/completed operations, and contractual liability with respect to the liability assumed by Synacor hereunder, with limits not less than $2,000,000 for each occurrence, $4,000,000 for general aggregate, $2,000,000 for products/completed operations, and $2,000,000 for personal and advertising injury; (b) workers’ compensation insurance with statutory

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limits as required in the state(s) of operation and providing coverage for any employee entering onto the Premises, even if not required by statute; (c) employer’s liability or “Stop Gap” insurance with limits of not less than $100,000 each accident; and (d) comprehensive automobile liability insurance covering the ownership, operation, and maintenance of all owned, non-owned, and hired motor vehicles used in connection with travel to, from and around the CyberCenter and Premises, with limits of at least $1,000,000 per occurrence for bodily injury and property damage. The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Synacor will forward to Client certificate(s) of such insurance upon the effectiveness of this Schedule and upon any renewal of such insurance during the term. The certificate(s) will provide that: (x) Client and QCC be named as additional insured; (y) 30 days prior written notice of cancellation, material change or exclusion to any required policy will be given to Client; and (z) coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased or maintained by Client or QCC. If Client moves the hosting services to a different facility, Synacor may be required to obtain different or additional insurance and/or to have additional parties named as additional insureds.

(iii) Remote Access. Subject to subsection (iv), below, Synacor will be given by Client the continuous ability to remotely access the System, Software and Services resident in or provided via equipment located in the Premises. Such remote access shall be conducted at all times in accordance with industry standard practices with regard to the safety, security and integrity of the System, Software and Services and all equipment in the Premises. Synacor’s remote access may be suspended if, in Client’s sole and reasonable discretion, any hazardous conditions arise or any unsafe or insecure practices are being conducted.

(iv) Synacor may not use any Client or QCC equipment or the Premises for any purposes other than as minimally necessary to do so in order to fulfill its obligations under the Agreement. SYNACOR UNDERSTANDS AND AGREES THAT, TO THE EXTENT IT DISTURBS, INTERRUPTS OR DAMAGES ANY QCC OR CLIENT EQUIPMENT OR PROPERTY IN THE PREMISES WHILE ACCESSING (DIRECTLY OR REMOTELY) THE PREMISES OR THE SOFTWARE OR SYSTEMS OR EQUIPMENT IN THE PREMISES UPON WHICH THE SERVICES RESIDE OR ARE PROVISIONED, SYNACOR SHALL HAVE FULL RESPONSIBILITY AND LIABILITY FOR SAME AND SHALL NOT BE RELIEVED OF ANY OBLIGATIONS IN THE AGREEMENT RELATED TO THE PERFORMANCE OF THE SERVICES, INCLUDING, BUT NOT LIMITED TO, THE OBLIGATIONS IN SCHEDULE F. Synacor will defend, indemnify, and hold harmless Client and QCC and their Affiliates and contractors from any third party Claims arising out of or related to any damages caused by Synacor, its Authorized Representatives, employees, agents or contractors to any part of the CyberCenter or the equipment, data or networks of Client, QCC or QCC’s customers.

(b) Maintenance. QCC will conduct routine, scheduled maintenance within its CyberCenters, during which time the Premises and equipment, Software and Systems therein may be inaccessible by Synacor or unable to transmit or receive data. QCC or Client will notify Synacor at least 2 business days prior to such maintenance being performed, and of the potential implication or impact thereof. Client shall not be entitled to any credits under Schedule F to the extent any downtime or degradation of the Software, Systems, or Services occurs as a result of such maintenance. Client and/or QCC may periodically enter the Premises to conduct routine or emergency inspections of the space and all equipment located therein.

(c) Disclaimer of Warranties. CLIENT AND QCC DISCLAIM ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, RELATED TO THE HOSTING AND OTHER SERVICES PROVIDED UNDER THIS SCHEDULE.

(d) Escalations. Initial hosting escalation calls/requests shall be made to QCC’s First Touch Response (“FTR”) desk at [*]. FTR will escalate as necessary with a QCC manager. [*] should also be contacted or copied on all calls/requests. Additional escalation contacts may be provided by Client, as appropriate, at installation of Synacor software/equipment in the CyberCenter. When making escalation calls/requests, Synacor shall define the nature of the emergency in accordance with the following tables:

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Table 1: Trouble Ticket Severity Level Definitions

Severity	Description	Example
1 Trouble	Entire CyberCenter affected	• Multiple network circuit outage • Router/switch problem • Network outage

2 Trouble

•       Multiple customers affected

•       Single customer server(s) inoperable

•       Web site inaccessible

•       QCC-managed firewall inoperable

•       Hacking issue

All backups for all customers in one CyberCenter failed to start and/or complete.

• Multiple servers down for multiple customers • Server(s) down for single customer • Web site down • QCC-managed firewall down • Master backup servers down • Entire silo down

3 Trouble

•       Partial server outage

•       Single client hardware device impaired

•       Customer software application issue

•       Network latency

•       Customer firewall partially impaired

•       Scheduled backup failed within customer’s defined backup window (single or multiple customers, but not all customers in CyberCenter)

•       QCC internal machine impairments or outages

•       HPOV configuration issues

•       QCC finds that it is monitoring an invalid IP

•       QCC finds that it is not monitoring all the IPs that belong to the customer (customer added one, but QCC didn’t know that QCC needed to be monitoring because QCC wasn’t notified)

•       Hardware on server is inoperable (drive, CPU board, or memory chip)

•       Third party software application issue (Cold Fusion, database or email issue, application release caused server impairment)

•       High disk usage

•       High CPU utilization

•       Web site accessible, but customer is having problems with their firewall.

•       QCC internal machines, such as jumpstarts, BUNS, syslogs are impaired or down completely

•       Received alarm on invalid or incorrect IP

•       Master server down when no backups are running.

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Table 2: Request, Informational, and Question Ticket Types and Severity Levels

Request, Informational, and Question tickets are all coded as severity 4. All service requests are coded as Requests; Informational Tickets are company records of events that serve to inform the organization of non-service impacting issues. Table 2 shows examples of each ticket type. Although NTM allows users to open Question tickets, Hosting Operations does not recognize them and all customer questions or requests for information should be opened as Request tickets.

Ticket Type	Example
Severity 4 – Informational

•         Scheduled backup failed on first or second attempt, but the re-scheduled backup was completed within the customer’s defined backup window

•         Alarm created by monitoring applications, but there was no problem found after troubleshooting.

•         Server inoperable due to maintenance work performed by customer

•         Server removed or uninstalled by Qwest or QCC

•         Customer contacts FTR to inform that they are performing maintenance on their Basic or Enhanced machine

•         CyberCenter contacts FTR to inform of customer escort

Severity 4 – Request

•         All service requests such as the following:

•         Reboot on a machine that is operable

•         Restore (data, web page, application)

•         Run backup

•         New IP address

•         Modification of HOT data

•         After Action Report

•         CyberCenter or CyberCentral tour

Question	• All Question tickets should be opened as Request tickets

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1

To

Schedule I

of the

Master Services Agreement

Hosting and Network SLA

1. Definitions. Unless defined herein, capitalized terms will have the definitions assigned to them in the Agreement or as defined in an applicable Schedule thereto.

2. Hosting SLA. The Service Level Agreements (“SLAs”) applicable to the hosting services obtained by Client are as set forth below. Client will provide Synacor with dedicated bandwidth to access the hosting facilities provided by Client and Client’s equipment therein dedicated to the Synacor Services (as described in this Schedule) with [*] average service availability (uptime) measured during each calendar month (the “Hosting SLA”).

3. Service Credit Exceptions; Maximum Credits. Service credits will not be available in cases where the Hosting SLA is not met as a result of: (i) the negligence, acts, or omissions of Synacor, its authorized representatives, employees, contractors, or agents, including, without limitation, any breach of the obligations of Synacor under the Agreement; (ii) the failure or malfunction of equipment, applications or systems not owned, leased, licensed, or operated by Client; (iii) scheduled maintenance, alteration, or implementation (provided that Client provides prior notice as required by the Agreement); or (iv) the inability of Synacor to access Client’s equipment or the dedicated bandwidth used to access the hosting facility attributable to problems with the Synacor APIs, internal systems, software, hardware not hosted within the Client obtained hosting facilities, third party attacks of any kind, or internet failure. The Hosting SLAs only apply to dedicated bandwidth and hosting services obtained by Client for the hosting of Client equipment dedicated to the Client Branded Portal and e-mail Service. Accordingly, Synacor is solely responsible for administering and managing all aspects of its application(s). There are no SLAs associated with the availability (or unavailability), administration, or management of Synacor’s applications, database tables, or other internal features. Synacor’s remedies for any and all claims relating to the hosting services provided by Client will be limited to those set forth in this Hosting SLA.

4. Credits. If Client fails to meet the Hosting SLAs, as measured by Synacor or QCC, Synacor shall be entitled to a service credit in the amount of: [*] Additionally, Synacor shall be relieved of its obligation to pay credits under Schedule F to the extent such obligation would otherwise result from Client’s failure to meet the Hosting SLAs.

5. Credit Requests. To receive Hosting SLA credits, Synacor must request such credit from Client (based upon monthly reporting to be provided by Client during the monthly service quality meetings) within 30 calendar days from the date the relevant Hosting SLA goal was not met. A credit will be applied only to the month in which the event giving rise to the credit occurred. Outages spanning month-end will be handled as a single outage and credited appropriately.

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE J

TO

MASTER SERVICES AGREEMENT

[Reserved]

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE K

TO

MASTER SERVICES AGREEMENT

[Reserved]

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE L

TO

MASTER SERVICES AGREEMENT

[reserved]

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE M1

TO

MASTER SERVICES AGREEMENT

List of Competitors

[*]

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE M2

TO

MASTER SERVICES AGREEMENT

List of Competitors

Suppress ads and paid search results from the following Client competitors:

[*]

[*]	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL